                                                                EXHIBIT 10.4(a)

                           PLAYBOY TV/LATIN AMERICA
                          ADULT VISION/LATIN AMERICA

                               AGREEMENT OUTLINE
                               -----------------
                            (As of March 29, 1996)

1. Overview and Definitions
   ------------------------

     1.1 This Agreement Outline ("Agreement") sets forth the terms for the formation of a limited liability company (the "Venture") by the Playboy Entertainment Group, Inc. ("PEGI") and Bloomfield Mercantile Inc., a Panama corporation and a member of the Cisneros Group of Companies ("Bloomfield"), that will operate two adult oriented pay television services (the "Services") throughout the Territory (as defined below): (a) Playboy TV/Latin America ("PTVLA"), a Service based on Playboy TV as currently programmed in the United State; and (b) AdulTVision/Latin America ("ATV"), a Service based on AdulTVision as currently programmed in the United States. Bloomfield, together with the other companies under common control in the Cisneros Group of Companies participating in the transactions contemplated herein are referred to as the "Cisneros Affiliates".

     As set forth in Section 8, Programming supplied to PTVLA and ATV will be exclusive to the Services in the Territory.

     The parties agree to use their respective best efforts to negotiate and execute more formal agreement, including the Superseding Agreements described below, as soon as reasonably practicable and the parties intend that such agreements will be executed within 60 days of the date hereof. Such agreements will incorporate the terms of this Agreement and such other terms as the parties may mutually agree. In furtherance of such best efforts obligations, the parties will cause their respective executives authorized to make final decisions regarding these transactions and their counsel and other advisors to be available on a first priority basis. Until such agreements are executed and if such agreements are never executed, this Agreement, when executed by both Bloomfield and PEGI, will constitute a binding agreement between the parties with regard to all matters covered herein. Specifically, any terms described herein to be included in a Superseding Agreement will, until such Superseding Agreement is executed and if such Superseding Agreement is never executed, be fully operative as terms of this Agreement. Upon execution of the Superseding Agreements, this Agreement will terminate and be of no further force and effect.

     1.2 Terms used in this Agreement are defined in Exhibit "A" attached hereto, which includes a list of the terms defined in the text of this Agreement.

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2.  Superseding Agreements
    ----------------------

        It is contemplated that the Venture, the parties and their respective affiliates (as the case may be) will execute the following agreements in connection with the formation of the Venture, all of which will be subject to the mutual approval of the parties (the "Superseding Agreements"):

        2.1  Operating Agreement and Articles of Association.  PEGI and
             -----------------------------------------------
Bloomfield (together, the "Ventures") will enter into an Operating Agreement and Articles of Association (collectively, the "Operating Agreement"), which will establish the limited liability company and outline the structure of the Venture, including board/governance issues, ownership provisions, option mechanisms and price, termination provisions, minority owner protections, etc. The Operating Agreement will contain the terms set forth in Section 14 (Venture Ownership, Capitalization and Governance) and such further terms as the Venturers may mutually agree. The parties acknowledge and agree that it is not their intention by executing this Agreement to form a partnership or other entity prior to the formation of the limited liability company and the execution of the Operating Agreement and agree that neither party will take any action that may subject the other to any liability, including but not limited to making any agreements or incurring any obligations on behalf of the Venture prior to such formation and execution.

        2.2  Program Supply Agreement for PTVLA.  PEGI and the Venture will
             ----------------------------------
enter into a Program Supply Agreement under which PEGI will license programming to the Venture for PTVLA on an exclusive basis and receive compensation for such programming (as described in Sections 8, 9 and 10 below). This agreement will include PEGI's Standard Terms and Conditions, substantially as attached hereto as Exhibit "B". If any term in the text of this Agreement is inconsistent with the provisions of such Standard Terms and Conditions, the term as contained in the text of this Agreement will prevail.

        2.3  Trademark License Agreement.  Playboy Enterprises, Inc. ("PEI") and
             ---------------------------
the Venture will enter into a Trademark License Agreement (the "Trademark License Agreement") under which PEI, for a ***% royalty (as described in Section 11 below), will grant to the Venture those rights to the "Playboy" name, marks, etc. as are necessary for the effective marketing of the PTVLA Service. The Trademark License will contain PEI's customary approval rights and procedures for trademark usage and advertising, substantially as detailed in the Trademark Usage Summary attached hereto as Exhibit "C", the terms described in Section 11 below, and such further terms as the parties may mutually agree. The Trademark License Agreement will also contain similar terms regarding the use of AdulTVision trademarks on ATV. No royalty will be payable with respect to the AdulTVision trademarks. If any term in the text of this Agreement is inconsistent with the provisions of such Trademark Usage Summary, the term as contained in the text of this Agreement will prevail.

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

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     2.4 Program Supply Agreement for ATV. PEGI and the Venture will enter into
         --------------------------------
a Program Supply Agreement under which PEGI will license programming to the Venture for ATV on an exclusive basis and receive compensation for such programming (as described in Section 8, 9 and 10 below). This agreement will include PEGI's Standard Terms and Conditions, substantially as attached hereto as Exhibit "B". If any term in the text of this Agreement is inconsistent with the provisions of such Standard Terms and Conditions, the term as contained in the text of this Agreement will prevail.

     2.5 Management Services Contract. The Venture and a Cisneros Affiliate
         ----------------------------
generally engaged in delivering the following services will enter into a Management Services Agreement under which such Cisneros Affiliate ("Management Co.") will, for a ***% fee (as described in Section 13.2 below), provide back office services, including bookkeeping and accounting, affiliate and subscriber relations, collections and payables, etc.

These documents together with the Business Plan (Section 3), and any other documents deemed necessary by the parties, will constitute the formal agreements which establish and govern the Venture.

3. Business Plan/Annual Fiscal Year Budgets
   ----------------------------------------

     3.1 The Ventures have preliminarily agreed to a 10-year business plan (dated March 27, 1996, version 9) which is attached hereto as Exhibit "D", subject to such changes as they shall mutually agree prior to the commencement of the Venture (as so modified, the "Business Plan"). The Business Plan is the financial model for the operation of PTVLA and ATV and will be incorporated into the Operating Agreement. Prior to the end of the fifth year of the Venture and prior to the end of every succeeding five year period thereafter, the Venturers will prepare 5 additional years of the Business Plan such that the Business Plan continues to have between five and ten years of coverage throughout the term of the Venture. Such additions to the Business Plan will require the approval of both Venturers.

     3.2 The Business Plan will be updated annually by a budget (each, an "Annual Budget") for the coming fiscal year. The Venture's General Manager (See
Section 14) will prepare the Annual Budget and present it to PEGI and Bloomfield for approval at least 90 days prior to commencement of the applicable fiscal year. The approved Annual Budget for a given fiscal year will supersede the data contained in the original Business Plan for that fiscal year. The Annual Budget for any fiscal year will require the approval of both Venturers. The Annual Budget for fiscal 1996 is included in the Business Plan.

4. Territory
   ---------

     4.1 The "Territory" will include only the following: (a) each country comprising Central and South America from the U.S.-Mexican border south to Tierra del Fuego where the national language is Spanish, (b) Brazil and its territories/possessions, and (c) each

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

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country and territory located in the Carribbean where the official language is
Spanish (including Cuba, but excluding Puerto Rico and U.S. Virgin Islands).

     4.2 The Venture grant to PEGI an exclusive license to distribute the PTVLA and ATV Spanish-language Services in the United States (including its possessions and territories) in all forms of Non-Standard Television (as defined in Section 7.1) in perpetuity (the "U.S. Rights"). The costs incurred by or on behalf of the Venture in connection with the U.S. distribution (including but not limited to uplink and other delivery costs), will be borne by the Venture. Such cost will exclude the costs of PEGI with respect to the U.S. feed of AdulTVision.

         4.2.1 PEGI will receive a distribution fee equal to ***% of the revenue received from systems operators on account of the U.S. Rights.

         4.2.2 The remaining revenue ("revenue", for purposes of this Agreement, means cash actually received by the relevant person) from the U.S. Rights (i.e,
                                                                           ----
the revenue from systems operators minus PEGI's ***% fee and minus any costs in connection with the U.S. distribution (as set forth in Section 4.2) will, after the Venturer's have received distributions for return of capital equal to their respective capital contributions, be allocated ***% to Bloomfield and ***% to PEGI. The costs of dubbing/subtitling or other costs to "localize" the Services, including but not limited to the costs to create a second language track on the existing ATV feed, will be borne by the Venture as a regular operating expense and not allocated to U.S. distribution of the Services.

         4.2.3. Not later than 2 years after the date of launch of a Service, PEGI shall make a good faith effort to distribute the U.S. Rights for that Service via pay cable in the U.S.

                4.2.3.1 With respect to PTVLA, this "good faith" test will be conclusively deemed to be satisfied if such Service is available in at least 10% of the Spanish-speaking addressable cable homes in the U.S. ("Spanish Cable Homes") within such 2-year period.

                4.2.3.2 With respect to ATV, this "good faith" test will be conclusively deemed to be satisfied if such Service is available, within such 2-year period, in at least that percentage of the Spanish Cable Homes equal to 10% multiplied by a fraction, the numerator of which is the number of addressable cable homes in the U.S. in which AdulTVision is then available ("AdulTVision Homes") and the denominator of which is the number of addressable cable homes in the U.S. in which Playboy TV is then available ("Playboy Homes"). For example, if two years after the launch of ATV, the number of AdulTVision Homes equals 500,00 and the number of Playboy Homes equal 1,000,000, then the "good faith" test for ATV will be deemed satisfied if ATV is available in at least 5% of the Spanish Cable Homes (10% x 500,000/1,000,000). The parties will use their best

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

efforts to agree to a source or methodology for determining the number of Spanish Cable Homes.

          4.2.4. PEGI will not be required to take any commercially unreasonable actions to satisfy the "good faith" test, which may be satisfied notwithstanding any failure to meet the conclusive thresholds described above. In the event PEGI fails to satisfy the "good faith" test for either Service, the U.S. Rights for that Service will revert to the Venture subject to any third party agreements entered into prior to such time by PEGI, provided, however, that any deals made by the Venture for distribution in the U.S. will be subject to PEGI's approval, not to be unreasonably withheld.

5. Term
   ----

     5.1 Term. The term of the Venture shall be 25 years, automatically
         ----
renewable for additional 10-year periods so long as the Venture is meeting projections (within the variance permitted in Section 5.2.2).

     5.2 Early Termination.
         -----------------

          5.2.1 Either Venturer may terminate the Venture if controlling ownership of the other Venturer changes (other than a change to an affiliate of such Venturer); provided, however, that the parties acknowledge that PEI, the parent company of PEGI, is publicly held and that no change in its ownership will constitute a change of control of PEGI as long as PEGI remains a controlled subsidiary of PEI. Any such termination will be effective as of the last day of the fiscal year in which such termination event occurs.

          5.2.2 With respect to a particular Service (i.e., PTVLA or ATV) and
                                                      ----
starting at the end of fiscal year 7, either party may terminate that Service if its net revenue per household (as defined in Exhibit "E" attached hereto) for the previous 3 fiscal year period is below projections in the Business Plan (as modified by the annual Budgets) for such period by more than 15%. Termination of one Service does not terminate the other Service if the other Service is meeting projections.

               5.2.2.1 Either Venturer may cure the other Venturer's right to terminate per Section 5.2.2 by making a payment to the Venture in the amount by which revenues fall short of projections minus the allowed variance. If such Venturer elects to invoke its cure right, it will guarantee any shortfall below 100% of budget in the following fiscal year.

          5.2.3 If, within 6 months of the date when PEGI notifies the Venture that sufficient programming to launch a Service is available and that PEGI has taken all actions required on its part to be taken in connection with such launch, the Venture is unable to negotiate a carriage agreement with the DTH service known as Galaxy Latin America

("GLA") that provides for such Service to be available in territories at least inclusive of Mexico, Brazil, Argentina and Venezuela, PEGI shall have the right to cause the Venture to seek alternative DTH distribution for any such territories as are not covered by a GLA carriage agreement. The exercise of such right shall not constitute an exercise of the Veto Option or result in any decrease in the Program License Fees payable to PEGI.

                5.2.3.1 In negotiating the initial carriage agreement and each subsequent agreement with GLA, the Venture will use its best efforts to secure the most favorable terms available from GLA regarding collections and allowances for bad debt.

                5.2.3.2 In the event that GLA breaches its obligation to distribute the Services in all major countries served by GLA pursuant to the carriage agreement with the Venture (excluding those countries in which the distribution of the type of programming contained in the Services is prohibited by statute regulation, court order or other governmental act or decree), the Venture will take all appropriate actions (including but not limited to pursuing litigation) to cause GLA to so distribute the Services (the "Remedial Actions"). In the event Bloomfield prevents the Venture from taking such Remedial Actions, PEGI shall have the right to take such actions on the Venture's behalf and at the Venture's cost. If PEGI is prevented from taking such actions in violation of this Section, PEGI shall, in addition to any other rights or remedies it may have, have the right to terminate the Venture for material breach on the part of Bloomfield.

         5.2.4 Either party may without prejudice to any other remedies it may have terminate this Agreement immediately by notice in writing to the other on or after the occurrence of any of the following:

                5.2.4.1 the commission of one or more material breaches of this Agreement by the other party which are not capable of remedy; or

                5.2.4.2 the commission of material breach of this Agreement by the other party which is capable of remedy (a "remediable breach") which shall not have been remedied within a period of 30 days after the party in breach has been given notice in writing specifying that remediable breach and requiring it to be remedied; provided, however, that such 30 day period shall be extended for
                --------  -------
such additional period as shall be reasonably necessary if that remediable breach is incapable of remedy within that one month period and during that 30 day period the party in breach shall diligently endeavor to remedy that remediable breach, but only if such extension would not reasonably be expected to have a material adverse effect on the party giving notice of such breach; or

                5.2.4.3 the bankruptcy, insolvency, general assignment for the benefit of creditors or similar event of or the appointment of a trustee, receiver or similar person for the other party or of the Venture.

        5.3   Effect of Termination.  Upon termination of the Venture, the
              ---------------------
Trademark License Agreement, Program License Agreement, Management Agreement and related agreements will automatically terminate and all rights and obligations of the respective parties thereto will terminate, except for any claims, etc, that have arisen prior to such termination. Upon termination of the Venture, each Venture shall have the right to compel the Venture to be promptly wound-up and liquidated.

6.  Languages
    ---------

        6.1 PEGI will license the Venture to transmit in Spanish, Portuguese, and English (excluding the U.S., which will be Spanish-only). PEGI may permit the Venture to transmit in other languages at PEGI's option.

        6.2 A Cisneros Affiliate generally engaged in the following services will provide dubbing/subtitle services to Venture at the prevailing fair market price. PEGI may purchase dubbed/subtitled programs for use in other territories, or in other media within the Territory, at ***% of cost. If a Cisneros Affiliate performs dubbing and/or subtitling services for the Venture, such Cisneros Affiliate will provide such materials in sufficient time to provide for efficient implementation by PEGI and/or Venture.

7.  Media
    -----

        7.1 The Venture will be granted the exclusive license to transmit in all forms of "Non-Standard Television", which means DSS, DTH, pay cable, STV, MMDS, and SMATV, Non-Standard Television specifically excludes basic cable and terrestrial broadcast television.

        7.2 In no event may PEGI launch a Playboy-branded service or sell a branded block of programming in basic cable or terrestrial broadcast television in the Territory (although it may license programs into basic cable or terrestrial broadcast television in accordance with Section 8).

        7.3 The Venture will use its best efforts to launch ATV as a retransmission of the U.S. feed via GLA on or about June 15, 1996. If such distribution is not available by such date, the Venture will launch ATV via tape delivery by such date. PEGI will provide the necessary taped material for such launch with all costs associated therewith to be borne by the Venture.

        7.4 Within 6 months after the launch of a Service, the Venture (via Management Co.) will make a good faith effort to distribute such Service via pay cable in Mexico and Argentina. This "good faith" test will be conclusively deemed to be satisfied if the Venture has initiated contact and, if feasible, negotiations, with the key cable operators in such countries within such 6 months period. Not later than 2 years after the launch of a Service,

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

the Venture (via Management Co.) shall make a good faith effort to distribute such Service via pay cable throughout the Territory. This "good faith" test will be conclusively deemed to be satisfied if the PTVLA Service or ATV Service, as the case may be, is available in 10% of the addressable cable homes in the Territory within such 2-year period.

     7.5 With respect to forms of Non-Standard Television other than pay cable, PEGI may make a format request that the Venture distribute the PTVLA Service in a particular media, and the Venture (via Management Co.) shall commence such distribution within one year of PEGI's request and shall make a good faith effort to distribute the Service in such media. This good faith test will be conclusively deemed to be satisfied if the PTVLA Service is available to 10% of the applicable homes within 2 years of PEGI's request.

     7.6 Management Co. shall receive a fee equal to ***% of the revenue received by the Venture from systems operators from the distribution described in Sections 7.4 and 7.5 and the costs of such distribution will be borne by the Venture .

     7.7 The Venture will not be required to take any commercially unreasonable actions to satisfy the "good faith" test, which may be satisfied notwithstanding any failure to meet the conclusive thresholds described above. In the event the Venture (via Management Co.) fails to satisfy the "good faith" requirement for distribution of either Service in a particular form of Non-Standard Television As set forth in Sections 7.4 and 7.5, PEGI will have the right to distribute such Service in that media; provided, however, that any deals made by PEGI to distribute either Service will be subject to the Venture's approval, not to be unreasonably withheld. For the distribution of such Service, the Venture will pay to PEGI a fee equal to ***% of the revenue received from systems operators for such Service in such media, with the Venture to receive the remainder of such revenue. The costs of such distribution will be borne by the Venture.

     7.8 Each entity engaged in distributing the Services (including PEGI pursuant to Section 4.2 and the Management Co. as set forth above) will in all material respects incur costs for the account of the Venture in accordance with the cost structure set forth in the Business Plan as modified by the Annual Budget for the applicable period. If such compliance with the applicable Annual Budget is not feasible, such distributor will obtain the Venture's approval for variances, which approval will not be unreasonably withheld.

8. License Term and Media Holdbacks
   --------------------------------

     8.1 The Venture's License Term with respect to each program (the "License Term") will commence on the later of the first day of the relevant fiscal year and the date such program is first available in any media (as described and subject to the limitations in Section 3.3 below) and will end at the termination of the Window (as defined below). Subject to the terms of this Section 8.1 and of Section 8.3, the programs will be exclusive to the Venture during the respective License Terms. The Venture will have a window of 18 months for the

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

transmission of each program (the "Window"), commencing on the date that such program is first transmitted via the Venture. Following the Window, there will be a 12-month dark period, after which PEGI may license such program into basic cable and/or terrestrial television as it sees fit; provided, however, that such programs cannot be run as part of a "Playboy" service and must be licensed on an "unbranded" basis (i.e., such licenses shall not allow the use of the "Playboy" name or trademarks in connection with the programs or the advertising thereof other than in customary production, presentation and logo credits in the title or end sequences of such programs, for use solely in the credit block in advertising for such programs, and the title and content of the programs, where applicable). Notwithstanding the foregoing, at any time, whether during or after the Window, PEGI can distribute on a "branded" basis any program in the home video or other private exhibition market (including, without limitation, discs, cassettes or other forms of video grams now existing or invented in the future, collectively, "Home Video").

        8.2 The Venture will be entitled to transmit each program on 20 Broadcasting Days. Each Broadcast Day will include three airings of each program within a consecutive 24 hour period. Attached hereto as Exhibit "F" is a sample program schedule.

        8.3 The starting date of the Venture's License Term for a given program (other than feature films with a budget of more than $1 million) will be the date set forth in Section 8.1, unless such program is subject to an agreement which-pre-dates this Agreement. Notwithstanding the foregoing, PEGI will have the right to grant earlier release dates for Home Video for not more than 15 core titles and not more than 20 additional films (with production costs under $1 million), in each case per each 12 month period commencing with the launch date of PTVLA. Attached hereto as Exhibit "G" are example titles of core programs and films which may have earlier release dates in Home Video. In addition, the parties acknowledge that PEGI may not control the Home Video or other non-television distribution rights of certain programs it acquires from third parties and, consequently, the starting date of the Venture's License Term for any such program will be the date the television rights are available to PEGI in the Territory, which may be after the date such program is released in Home Video or other media by the parties holding such rights.

9.  Program Supply
    --------------

        9.1 Subject to Section 9.4, PEGI will make available to PTVLA all Playboy Programming (as defined below) and all related interstitial, promo, on-air identifications, logos or similar material.

        9.2 PEGI will provide, and the Venture will license under the Program License Agreement, 180 hours of New Programming to PTVLA for each 12 month period commencing with the launch of PTVLA. For the purposes hereof, "New Programming" means programs never-before broadcast by either of the Services. Without limiting the foregoing, the parties acknowledge that PEGI has previously transmitted programming in the Territory via HBO Ole, and that such programming will be considered "New Programming" in the Venture. Home shopping programming will be included with the 180 hours.

        9.3 So long as ATV is a retransmission of the AdulTVision U.S. feed, PEGI will provide, and the Venture will license under the Program License Agreement, 204 new movies to ATV for each 12 month period commencing with the launch of ATV until that Service reaches cash break-even. In addition, in the first 12 month period, PEGI will provide up to 110 additional "encore" movies in place of repeats, with the actual number of such movies to be set forth in the program schedule to be attached to the Program License Agreement. In the event that PEGI wishes to supply more than 204 new movies in such a 12 month period prior to cash break-even, the Venture will not pay for such additional movies (except for up to 110 additional "encore" movies in the first 12 month period as provided above and in Section 10.1.2 below). After ATV reaches cash break-even, PEGI may, in its sole discretion, increase the number of movies supplied to that Service, provided, however, that the number of movies per such a 12 month period that the Venture must pay PEGI for will be capped at 300. For purposes of the foregoing, a "movie" is a 90 minute block of programming (e.g., if a particular film is less than 90 minutes, PEGI will provide additional programming as is necessary to provide a 90 minute block without additional cost to the Venture). At any time commencing at the end of the 18th month following the launch of ATV, the Venture may give PEGI written notice of its intention to offer ATV as an independent feed, which notice will be given not less than 6 months prior to the launch of such independent feed. Upon launch of such independent feed, the Venture will determine the number of movies to be licensed for ATV for each 12 month period, not to be less than 120 movies per 12 month period.

        9.4 The Venture acknowledges that PEGI produces and distributes certain feature films with negative costs of at least $1,000,000. Although these films are to be excluded from the Program Supply Agreement, the Venture will have a right of first negotiation to acquire the Non-Standard Television rights to these films for the Service upon release (or upon the expiration of pre-existing commitments). The right of first negotiation will exclude films that are offered by PEGI on a multiple territory basis which includes the Territory. The right of first negotiation must be with respect to all rights offered (e.g., the Venture does not have a right of first negotiation for pay cable only if the film is being offered on an "all rights" basis). If the film is "bundled", the right of first negotiation is with respect to all programs included in the bundle. Exhibit "H" hereto provides examples of these films as well as the rights that have already been sold to third parties in the Territory.

        9.5 The Venture acknowledges that Playboy Productions, a division of PEI, produces certain programming for network television and for other distributors not controlled by PEI, which is not principally sexually oriented. Such programming is to be excluded from the Program Supply Agreement. Each such program, including "The Playboy Interview" series but excluding the Hugh Hefner mini-series produced in association with David Wolper

Productions and Warner Bros., to the extent PEI owns the distribution rights to such Program in the Territory, is referred to as an "Option Program". A Cisneros Affiliate designated by Bloomfield (the "Optionee") will have "first look" and "last refusal" rights with respect to each Option Program as set forth below.

                9.5.1 Prior to any sale of distribution rights for an Option Program in the Territory, PEGI will notify the Optionee of the availability of the Option Program and negotiate in good faith with the Optionee to reach mutually satisfactory terms for the distribution by the Optionee of such Option Program. If within 30 days of such notice, PEGI and the Optionee are unable to reach agreement, PEGI will have the right but not the obligation for a period of 60 days to seek other distribution opportunities. If such 60 day period expires without PEGI entering into negotiations with an alternative distributor, PEGI will thereafter be free to exploit such distribution rights in the Territory without further obligation to the Optionee.

                9.5.2 If PEGI enters into negotiations with an alternative distributor within such 60 day period and wishes to consummate an agreement with such distributor during such period or within 60 days thereafter, PEGI will first notify Optionee of the proposed terms of such agreement and Optionee will have the right to preempt such offer and acquire the distribution rights subject to such offer by making a binding counter-offer that is more favorable to PEGI by $1 or more. If Optionee does not exercise such right, PEGI will thereafter have the right to license such Option Program to any person on terms no less favorable to PEGI than the proposed terms disclosed to Optionee. If, during such aggregate 120 day period, PEGI wishes to consummate an agreement to license such Option Program on terms less favorable to PEGI, Optionee will again have a right to last refusal with respect to such Option Program as provided in this Section.

                9.5.3 If PEGI licenses any distribution rights to Option Programs in the Territory other than to Optionee, such program will be licensed on an "unbranded" basis.

        9.6  Notwithstanding the Standard Terms and Conditions attached hereto,
(i) the schedule of programs referenced in Section 1 thereof will be attached to the Program License Agreement, (ii) PEGI will be responsible for clearing any music or other copyright material incorporated in the programs (with the royalties therefore being paid by Venture), (iii) the indemnification provisions in Section 6 thereof will include lost profits and consequential damages awarded to third parties, and (iv) the liquidated damages provision in Section 9 thereof will be limited to the lesser of the licenses fees owing for the balance of the term or 12 months of license fees and will exclude defaults by the Venture due to PEGI's failure to make capital contributions to the Venture as required pursuant to this Agreement.

10. Program License Fees  The Venture shall pay PEGI program license fees as set
    --------------------
forth below (the "Program License Fees"):

     10.1 Program License Fees During the Exclusive Period. During the
          ------------------------------------------------
Exclusive Period (defined in Section 17.2), the Venture will pay to PEGI Program License Fees as follows:

          10.1.1 For PTVLA, the greater of (a) the PTVLA Guaranteed Minimum Program License Fee (as defined below) for each 12 month period of (b) the sum of $*** per subscriber per program hour plus ***% of net pay per view revenue;
                                        ----
once (b) is greater than (a), this fee is subject to a cap of ***% of the aggregate net revenue from subscribers and from pay-per-view. For purposes hereof, "PTVLA Guaranteed Minimum Program License Fee" means (i) *** and (ii) for each subsequent 12 month period, such increased amounts as are set forth in the Business Plan as modified by the Annual Budget for such period.

     The PTVLA Program License Fee shall be paid ***% in cash and ***% deferred until the Venture reaches cash break-even. After cash break-even, free cash will go ***% to PEGI for the payment of deferred Program License Fees, until paid in full, and ***% to the venture to be used for the return of capital.

          10.1.2 For ATV, the ATV Guaranteed Program License Fee for a 12 month period. For purposes hereof, "ATV Guaranteed Program License Fee" means (i) *** and (ii) for each subsequent 12 month period, such increased amount as is set forth in the Business Plan as modified by the Annual Budget for such period; provided, however, that if the Venture elects to offer ATV as an independent feed and in connection therewith elects to decrease the number of movies licensed from PEGI as provided in Section 9.3 above, the "ATV Guaranteed Program License Fee" per movie will be $*** subject to the same percentage increases as apply to the initial license fees (i.e., as set forth in the Business Plan as modified by the Annual Budget for the respective period).

     10.2 Program License Fees after the Exclusive Period. Prior to the
          -----------------------------------------------
expiration of the Exclusive Period as relevant to each Service, the Venture will negotiate a new carriage agreement with GLA which may or may not provide GLA with DHT exclusivity for PTVLA and/or ATV. Subsequent to the expiration (if any) of the Exclusive Period as relevant to a given Service, the Program License Fees payable to PEGI will be determined as follows:

          10.2.1 For PTVLA:

                 10.2.1.1 The Program License Fee will continue as set forth in
Section 10.1.1 (i.e., continuing to increase for each 12 month period as set forth in the Business


*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities Exchange Commission.

Plan) if (a) the Venture decides to contract with GLA as a non-exclusive DTH distributor of PTVLA, or (b) the Venture decides to continue its DTH-exclusive relationship with GLA for PTVLA and PEGI does not exercise its Veto Option (as defined below).

               10.2.1.2 PEGI shall have the right to veto the Venture's decision to grant DTH, exclusivity for PTVLA to GLA after expiration of the Exclusive Period (the "Veto Option"), thereby causing the Venture to thereafter grant GLA a non-exclusive right to distribute PTVLA via DTH. In the event PEGI exercises the Veto Option, the license fee payable to PEGI for PTVLA will be as follows:

          (i) If the Venture is not harmed by the exercise of the Veto Option, then the license fee will be as set forth in Section 10.1.1.

          (ii) If the Venture is harmed by the exercise of the Veto Option, then the license fee will be reduced for the portion of the fiscal year following such exercise and for each subsequent fiscal year by the amount of the harm suffered in the respective period, subject to a maximum reduction of such license fee to 2/3 of the amount pursuant
          Section 10.1.1 for such fiscal year (i.e., subject to continuing escalation for subsequent fiscal years as provided in the Business
          Plan). The amount owed pursuant to this Section shall be payable in cash and deferrals in the same ratio as would have been the case if no such reduction had been made.

          For the purposes of this Section 10.2.1.2, the "harm" attributable to PEGI's exercise of the Veto Option shall be based on the decrease in profits of the Venture directly attributable to the non-exclusivity of the GLA distribution rights and shall be determined at the end of each fiscal year following the exercise of the Veto Option manually by PEGI and Bloomfield by comparing the profit (or loss) actually realized by the PTVLA Service in the applicable fiscal year to the profit (or loss) that Service would have realized had PEGI not exercised the Veto Option. For example, if in a given fiscal year following the exercise of the Veto Option the PTVLA Service had an actual profit of $100, and it would have otherwise had a profit of $80, then there was no harm and the license fee is as provided in Section 10.1.1. As a further example, if in a given fiscal year following the exercise of the Veto Option the PTVLA Service had an actual accrual profit of $80, but would have had a profit of $100 had PEGI not exercised the Veto Option, the Venture was harmed and the license fee owing for such fiscal year would be $20 less than the amount provided for in
Section 10.1.1 (subject to a maximum reduction to 2/3 of the amount so provided), and such fee would be payable ***% in cash and ***% deferred until cash break-even.

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

                 10.2.1.3 If the Venture asserts that the provisions for reducing the Program License Fees described in Section 10.2.1.2 above should be effected, the Venture will pay to PEGI the full amount of the Program License Fee as if such reduction had not been in effect, according to the payment terms described in Section 10.3 below. At the end of a fiscal year, the Venturers will calculate the degree of harm, if any, resulting from PEGI's exercise of the Veto Option for such fiscal year pursuant to Section 10.2.1.2 and the amount owing from PEGI to the Venture with respect to such reduction in Program License Fees will be allocated first to offset accrued deferrals owing to PEGI and then to future payments due from the Venture to PEGI.

           10.2.2 For ATV: The Program License Fees payable with respect to ATV will continue as set forth in Section 10.1.2.

     10.3 Payment of Program License Fees. The Program License Fees shall be due
          -------------------------------
and payable to PEGI as follows: (a) the PTVLA Guaranteed Minimum Program License Fee and the ATV Guaranteed Minimum Program License Fee shall be calculated on a monthly basis and paid quarterly in arrears within 30 days after the close of the quarter, and (b) any overages above the PTVLA Guaranteed Minimum Program License Fee shall be calculated on a monthly basis and paid quarterly after the close of the appropriate quarter.

11. Trademark License Agreement: Royalties
    --------------------------------------

     11.1 The Venture will pay to PEGI a trademark license royalty (the "Trademark Royalty") of ***% of adjusted gross revenue from the PTVLA Service. "Adjusted Gross Revenue" is defined as the gross revenue actually received by the Venture from subscribers to the PTVLA Service (including pay per view revenue) and all other revenues from operation of the PTVLA Service by the Venture, minus consumption and other taxes (other than income taxes). Without limiting the foregoing, in the event that the revenue of the PTVLA Service includes streams from advertising and/or home shopping, such revenue will be included in Adjusted Gross Revenue as defined herein. The Trademark Royalty shall be calculated on a monthly basis and paid quarterly within 30 days after the close of the appropriate quarter.

     11.2 PEGI will cause PEI to grant to the Venture a license to use in connection with PTVLA the trademarks "Playboy" and the "Rabbit Head Design" and such other Playboy trademarks as will be described in the Trademark License Agreement in and in connection with PTVLA and the marketing and promotion of PTVLA. PEGI will cause PEI to grant to the Venture a license to use in connection with ATV the "AdulTVision" trademarks and such other AdulTvision trademarks owned by Playboy as will be described in the Trademark Agreement in and in connection with ATV and the marketing and promotion of ATV. The grant of licenses will be made to the Venture on an exclusive basis for the respective service but only with respect to Non-Standard Television and only in the Territory. The only

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

exception to the foregoing exclusivity will be (a) customary presentation and logo credits in the title and end credits sequences of programs licensed to others as permitted hereunder and credit blocks in advertising therefor, and (b) use of the trademarks in any television service which is not intended for general reception in the Territory but which is received in the Territory. The Venture will not sub-license any trademarks licensed under the Trademark License Agreement except with the consent of PEI. PEI shall have the right to approve any and all permutations of the trademarks and any secondary, combination or derivative marks based on the trademarks, all of which, when approved, shall be the property of PEI and be licensed to the Venture under the terms of the Trademark License Agreement. PEI will have the right to control and conduct all proceedings relating any infringement of the trademarks in the Territory and any claim that the Venture's use of the trademarks in the Territory infringes the rights of any third party. The Venture will indemnify and hold harmless PEI from and against all losses arising from the use by the Venture of the trademarks.

     11.3 Although the programs transmitted by the Services will depict nudity and allow strong or explicit language, PEGI will not deliver and the Venture will not transmit scenes or other material depicting any of the following: (i) the glorification of violence of gratuitous violence, (ii) rape, non-consensual intercourse or other non-consensual sexual activity, (iii) bondage, incest, sadism or masochism, bestiality, extreme sexual explicitness or the graphic close-up of genitals; or (iv) child pornography, including, without limitation, instances where an actor is the legal age for consent but is portrayed as under the legal age for consent. In that regard, no actor will appear in any program transmitted by the Services who is not at least 18 years of age. Notwithstanding the foregoing, the standards applied by PEGI from time to time for Playboy TV and AdulTVision, respectively, in the United States shall be the controlling standards and any materials transmitted on either such Playboy service and shall be deemed acceptable for transmission on the respective Service.

     11.4 The parties acknowledge that any material breach of the Trademark License Agreement or of this Agreement with respect to the use of trademarks will result in irreparable harm to the other party for which there is no adequate remedy at law. Accordingly, each party shall be entitled to preliminary or temporary equitable relief pending a final determination in accordance with the dispute resolution provisions provided below, without the necessity of posting bond, by way of any or all of the temporary and permanent injunctions and such other relief as a court of competent jurisdiction may deem just and proper.

     11.5 Notwithstanding the Trademark Usage Summary attached hereto, (i) PEI will permit advertising in English without prior approval, and (ii) advertising and other uses of the trademarks and logos will be submitted for approval at least 10 days in advance to PEI.

12. PEGI Programming and Operational Responsibilities. Consistent with this
    -------------------------------------------------
Agreement and the attachments hereto; PEGI will control and manage all facets of the programming for PTVLA and ATV. This will include:

     12.1 Exclusive Program Supplier. PEGI will be the exclusive supplier of all
          --------------------------
programming shown on PTVLA and on ATV, regardless of whether such programming is produced and owned by PEGI, or whether PEGI acquires such programming for the Venture. The costs of producing or acquiring such programming for the Venture will be borne by PEGI. Notwithstanding the foregoing, the Venture will have the right at its own cost to product its own programming targeted to the Latin American market pursuant to Section 12.2 ("Venture-produced Programming" or a "Venture-produced Program").

     12.2 Venture-Produced Programming. Venture-produced Programming will be
          ----------------------------
developed by mutual agreement between Bloomfield and PEGI. Such programming will be produced locally by a Cisneros Affiliate or under Bloomfield's direction, consistent with PEGI's standards and subject to PEGI's approval, not to be unreasonably withheld. A budget for Venture-produced programming will be identified in the Business Plan and annual Budgets.

          12.2.1 PEGI may recommend a supervising producer for a Venture-produced program. If such person is approved by Bloomfield (which approval will not be unreasonably withheld), he/she will be paid in accordance with the Venture's production budget; if not approved, the Venture will allow such person to supervise production, but at PEGI's expense. Such supervising producer shall have control over the content and look of the program, consistent with the standards for the Playboy Programming.

          12.2.2 With respect to each Venture-produced Program, PEGI will have 10 business days following the receipt of a program to approve such program or request changes in writing; if no such approval or request for changes is delivered to the Venture within this 10 business day period, PEGI will be deemed to have approved such program. The costs of making changes requested by PEGI will be borne by the Venture.

          12.2.3 After the Venture makes any changes requested by PEGI pursuant to Section 12.2.2, PEGI will have 5 business days from receipt of the changed program to approve such program or request additional changes in writing; if no such approval or request for changes is delivered within this 5 business day period, PEGI will be deemed to have approved such program. If the changes initially requested by PEGI have not been made to PEGI's reasonable satisfaction, the costs of making further changes to conform to such initial comments will be borne by the Venture. The costs of making any new changes pursuant to this Section 12.2.3 will be borne by the Venture, up to a cap of 2.5% or the program's original production cost, with any overage to be paid by PEGI.

              12.2.4 After the Venture makes any changes requested by PEGI pursuant to Section 12.2.3, PEGI will have 5 business days from receipt of the changed program to approve such program or request additional changes in writing; if no such approval or request for changes is delivered in this 5 business day period, PEGI will be deemed to have approved such program. The costs of making any further changes not initially requested by PEGI will be borne by PEGI.

              12.2.5 The inclusion of Venture-produced Programming in the Venture's program block will be in addition to the minimum number of hours to be supplied by PEGI.

              12.2.6 The Venture will grant PEGI a license to distribute the Venture-produced Programming outside the Territory in all media and within the Territory in all media other than the media for which the Venture has rights pursuant to Section 7 above. For this distribution, PEGI will receive a distribution fee equal to ***. Remittance of distribution fees will be on a quarterly basis, payable within 30 days after the close of the relevant quarter with the excess, to the extent received by PEGI, to be paid over to the Venture. Although PEGI makes no guaranties to the Venture regarding such distribution, PEGI will use its commercially reasonable efforts to maximize the license fees it obtains from third parties for such Venture-produced Programming. PEGI will license such programming on terms substantially equivalent to terms applicable to the licensing of PEGI's own similar programming; provided, that the Venture will have the right to approve any such transaction within the Territory and will have the annual right to review the records of PEGI with respect to all such licensing activities, upon reasonable notice, to ensure compliance with the terms hereof. If PEGI acquires Venture-produced Programming (or specific programs or series of programs therefrom) for use in a PEGI-owned or -operated service or media, PEGI will acquire such programs on arms' length terms to achieve fair market prices for the Venture with respect to such programs. If the Venture-produced Programming is "bundled" with other programming by PEGI in the course of its distribution efforts, PEGI will make a fair and good faith allocation to such Venture-produced Programming of the fees received.

        12.3  Program Mix.
              -----------

              12.3.1  PTVLA:  PEGI will program the PTVLA Service with three
                      -----
types of programming, as follows: (a) "Playboy Programming", which is programming produced, co-produced or owned by PEGI or one of its affiliates, or which is programming acquired by PEGI or one of its affiliates for multiple territories around the world; (b) "Venture Acquired Programming", which is programming acquired by PEGI or one of its affiliates specifically for PTVLA,; and (c) Venture-produced Programming, which is programming produced by the Venture according to Section 12.2

              PEGI will determine the mix of Playboy programming and Venture Acquired Programming. PEGI and Bloomfield will mutually determine the manner in which the

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Venture-produced Programming is scheduled. The 180 hours of New Programming (as defined in Section 9.2 above) supplied by PEGI each fiscal year will include a mix of Playboy Programming and Venture Acquired Programming. As per the Business Plan, the following are the targets for the programming mix of such 180 hours:

          Year 1                    90% Playboy Programming
                                    10% Venture Acquired Programming

          Year 2                    85% Playboy Programming
                                    15% Venture Acquired Programming

          Year 3                    80% Playboy Programming
                                    20% Venture Acquired Programming

          Year 4 and                75% Playboy Programming
          Thereafter                25% Venture Acquired Programming

The parties acknowledge that these are target ranges and that PEGI will use its reasonable efforts to meet these targets. Any variance of more than 5% from these targets will be subject to the Venture's approval. As noted in Section 12.2.5, Venture-produced Programming will be in addition to the 180 hours of New Programming supplied by PEGI each fiscal year.

          12.3.2 ATV: Initially, the ATV Service will be a retransmission of the
                 ---
U.S. AdulTVision feed in the English language. If the Venture determines that a separate ATV feed is commercially viable and desires to proceed with such separate feed, the Venture will pay all costs associated with the development and implementation of such separate feed (including satellite and transponder), and the number of movies supplied by PEGI will be as set forth in Section 9.3 (subject to the rights of the Venture to decrease the number of movies as described in such Section).

     12.4 Interstitials/Promos/On-Air Look. In consultation with the Venture,
          --------------------------------
PEGI will determine and direct the production and compilation of all interstitial and promotional materials, as well as developing the on-air look of PTVLA and ATV. The costs of such production and compilation will be borne by the Venture. Bloomfield intends to produce or cause another Cisneros Affiliate to produce local host wraps and other interstitial material, under PEGI supervision and subject to PEGI's approval. The price paid by the Venture for such material will be prevailing fair market price.

     12.5 Delivery Material.
          -----------------

          12.5.1 For PTVLA: PEGI will supply one copy of each program,
                 ---------
intersitial, promo or other relevant item to the Venture, with the costs of duplication and shipping from

Los Angeles to be borne by the Venture. Assembly of the finished program block will be implemented by the Venture at PEGI's direction and to PEGI's specification. PEGI will provide a nightly program log to enable the Venture's technical personnel to properly compile a given night's programming. The Venture will bear the costs of dubbing/subtitling and any necessary format conversions. PEGI will provide such materials to the Venture in sufficient time to provide for efficient implementation by the Venture.

        12.5.2  For ATV:  Initially, the ATV Service will be a retransmission of
                -------
the US AdulTVision feed in the English language. Should the Venture determine that the Service be transmitted off this same US AdulTVision feed in Spanish and/or Portuguese (via a Second Audio Program or similar means), the costs of implementing such transmission in these languages will be paid by the Venture. The transmission to the Venture's ATV customers will be via the Galaxy III-R satellite or any successor.

        12.5.3  Certificate of Erasure.  At the end of the Window for each item
                ----------------------
delivered to the Venture (excluding items that have been dubbed or subtitled and which PEGI desires to acquire pursuant to the terms hereof), the Venture will erase the tapes of such items and deliver to PEGI a certificate of erasure with respect thereto.

   12.6  Alternative Means of Performance.  In the event the Venture can more
         --------------------------------
cost effectively perform some or all of the functions described in Section 12.4, the Venture may assume such functions, although PEGI will retain control over control and quality of such transferred functions.

13.  Operating Responsibilities
     --------------------------

   13.1 The Venture will employ a staff of sufficient size to efficiently handle sales and distribution, affiliate relations, technical matters and other appropriate matters.

   13.2 Pursuant to the Management Services Contract, Management Co. will handle many of the day-to-day operational and financial responsibilities of the Venture under the supervision of the General Manager, including but not limited to financial management, payroll services and accounting; collections and accounts payable; and facilities acquisition and management. Management Co. will receive a fee of ***% of the Adjusted Gross Revenue of PTVLA. In the event that ATV launches prior to PTVLA, the 1996 Annual Budget will be modified to provide for ATV to manage itself until the launch of PTVLA.

   13.3 The Venture will be responsible for making arrangements for satellite transponders as necessary to insure coverage of the entire Territory. All costs of assembly, dubbing, subtitling, shipping, duplication, production of original "wrap around" material, and similar functions will be paid by the Venture. In the event PEGI expands its own funds for such services, such costs will be "rebilled" to the Venture, with the Venture to reimburse PEGI within 30 days. All costs shall be rebilled "at costs" with no markup by PEGI. A

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Cisneros Affiliate will provide dubbing/subtitle services on the terms set forth in Section 6.2, payable within 30 days. The Business Plan will attempt to identify the type and magnitude of these costs, with operating changes to be made as needed via subsequent Annual Budgets.

     13.4 The Venture will obtain office facilities/computer and telecommunications infrastructure/other support services as needed. Such facilities and/or services will be provided by a Cisneros Affiliate, and the Venture will pay the actual or a reasonable allocation of costs of such facilities and/or services, including a reasonable allocation of the overhead associated therewith.

14. Venture Ownership, Capitalization and Governance
    ------------------------------------------------

     14.1 Formation of Venture. The Venture will be organized as a limited
          --------------------
liability company under the laws of the State of California. The parties intend that the terms of the limited liability company be sufficient to qualify to be taxed as if the Venture were a partnership. Consequently, the Venture will have limited transferability of interests (as described below) and a limited life (terminating on the 50th anniversary of its organization).

     14.2 Ownership Provisions.
          --------------------

          14.2.1 The Venture will initially be owned 81% by Bloomfield and 19% by PEGI.

          14.2.2 PEGI has the right to increase its percentage interest, but Bloomfield can never be diluted below 50.1%. PEGI can buy its additional percentage interests from Bloomfield once per fiscal year, in minimum increments of 5%. Until the sooner of cash break even or the end of 5 fiscal years, PEGI can buy additional percentage interests from Bloomfield at the founders' price; after fiscal year 5 or break even, PEGI's buy-in price will be a pro rata portion of the going concern value of the Venture, to be mutually-agreed by the parties or determined by a mutually agreed third-party expert. PEGI's buy-in cannot be "paid" with deferred license fees.

          14.2.3 Restrictions on Transfers of Interests. No member of the
                 --------------------------------------
Venture may transfer ownership interests to affiliates or any third party without the consent of all the other members, provided, however, that Confidential Shelf 16 Limited, a corporation organized under the laws of England ("Flextech"), may obtain an equity interest in the Venture and be admitted as a member on the terms set forth below.

          14.2.4 Flextech Buy-In. On or before the 105th day following the date
                 ---------------
this Agreement is executed by the parties hereto, Flextech may purchase a 10% equity interest in the Venture from Bloomfield at the founders' price. If Flextech exercises such option, PEGI's maximum interest in the Venture will be decreased from 49.9% to 39.9%

           14.2.5 Subject to the limitations set forth in this paragraph, and provided that Flextech has purchased the 10% equity interest in the Venture described in Section 14.2.4, at any time after July 1, 1996 either Bloomfield or PEGI may sell to Flextech additional percentage interests in the Venture at a price to be mutually-agreed between the selling party and Flextech. At any time while PEGI's buy-in price pursuant to Section 4.2.2 above is the founders' price, PEGI will have the right to preempt any proposed sale by Bloomfield to Flextech by purchasing such interest from Bloomfield at the lower of the price offered by Flextech and the founders' price. PEGI will have 60 days from written notice from Bloomfield confirming the amount of the interest to be sold, the terms of such sale, and Flextech's binding commitment to purchase such interest in the event PEGI does not exercise its preemptive option. Subject to the rights of PEGI set forth in the preceding two sentences, if any member of the Venture (the "Selling Party") wishes to sell interests (the "Offered Interest") to any other member, the third member (the "Non-Selling Party") may "tag-along" in such sale on the same terms as negotiated by the Selling Party, with each having the right to sell its pro rata share of the Offered Interest. Notwithstanding anything to the contrary set forth herein, (i) without PEGI's approval, Bloomfield cannot sell Flextech any interest that would have the effect of transferring control of the Venture to Flextech and (ii) without Bloomfield's and PEGI's approval, PEGI's interest in the Venture cannot fall below 19%.

               14.2.5.1 For example, if PEGI wishes to sell a 10% interest in the Venture to Flextech for $30 at a time when Bloomfield owns 60% of the Venture, PEGI owns 30% and Flextech owns 10%, then if Bloomfield exercises its tag-along right, PEGI may sell 3.33% (10% x 30/90) for $10 and Bloomfield may sell 6.66% (10% x 60/90) for $20.

          14.2.6 In connection with Flextech's possible buy-in and participation in the Venture, PEGI and Bloomfield agree that (i) no information or material available to the Venture which constitutes confidential or proprietary information of GLA or DirecTV will be provided or disseminated to Flextech, and
(ii) each will use its best efforts to protect the confidentiality of such information or material. The foregoing restrictions will be disclosed to Flextech prior to any acquisition by Flextech of an interest in the Venture.

     14.3 Capitalization.
          --------------

           14.3.1 The initial capital contribution of Bloomfield will be $1,128,000 and the initial capital contribution of PEGI will be $265,000 (the anticipated capital requirements of the Venture for the first two fiscal quarters). Bloomfield shall fund its initial capital contribution in cash. PEGI's initial capital contribution can be in the form of cash or paid from the cash portion of the license fees payable pursuant to Section 10; this decision must be made at the formation of the LLC.

          14.3.2 If necessary to cover the deficits of the Venture, each member shall contribute additional capital pro rata in accordance with their respective percentage interests, with such capital calls subject to the aggregate maximum of the highest deficit shown in the Business Plan. The Operating Agreement will include an estimated schedule of such additional capital calls, which are expected to occur quarterly at the beginning of the respective quarter, commencing with the third fiscal quarter. PEGI will have the right to fund its portion of such additional capital requirements through non-payment of the Program License Fees and Trademark Royalties, to the extent sufficient to cover such requirements. If any member fails to make such additional capital contributions, the other members may loan the Venture the amount of the shortfall, which loan will bear interest and will be paid out of any distribution or payment otherwise owing from the Venture to the defaulting member. The parties will negotiate other appropriate terms regarding required capital contributions to be included in the Operating Agreement, including but not limited to additional remedies regarding defaulting members (e.g., the purchase of interest of any member that fails on multiple occasions to make required captial contributions).

     14.4  Governance Provisions
           ---------------------

           14.4.1 The general management of the Venture will be delegated to a General Manager to be mutually approved by the Venturers. The General Manager will report to and be subject to the direction of a Management committee comprised of three representatives of each of Bloomfield and PEGI. If Flextech purchases an interest in the Venture pursuant to Section 14.2, the Management Committee will be increased to include on representative of Flextech. Notwithstanding the number of representatives a member has on the Management Committee, such representatives will collectively vote the percentage interest the member holds in the Venture and will collectively exercise each member's approval rights.

           14.4.2 The Operating Agreement will include appropriate minority protections, including, but not limited, to provisions requiring the appoval of PEGI prior to the Venture taking any of the following actions: (i) any amendment to the Superseding Agreements, (ii) any merger or other reorganization of the Venture, (iii) the issuance of additional interests in the Venture, (iv) any distribution by the Venture with respect to the interests therin other than distributions of excess cash (including, but not limited to, any distribution of non-cash assets), (v) the Venture taking actions that are inconsistent with an approved Business Plan or Annual Budget, or which are otherwise outside the ordinary course of business, including but not limited to the incurrence of indebtness in excess of the levels comtemplated by the applicable Business Plan or Annual Budget, (vi) the Venture entering into any business activities except as contemplated herein, (vii) loans by the Venture to any member, (viii) any transaction with an affiliate of any member (other than the Superseding Agreements), or (ix) except as expressly provided herein, the termination, dissolution or liquidation or the Venture.

          14.4.3 It is the parties intent that the structure of the Venture as a limited liability company will limit the liability of the members for liabilities of the Venture to their respective interests in the Venture. However, if either Bloomfield or PEGI becomes directly liable for any liability of the Venture resulting from an action of the other Venturer taken without the approval (on the terms provided herein) of such Venturer, then the Venturer taking such action will indemnify and hold the Venturer suffering such liability harmless from and against any liability arising from such action (subject to the exclusion for PEGI's responsibility for local laws regarding censorship as set forth in Section 19).

           14.4.4 Each member of the Venture will have the right to examine the books and records of the Venture, and will have the annual right to audit or cause an audit of the books and records of the Venture upon not less than 10 business days prior notice. The Management Co. under the supervision of the General Manager will prepare regular periodic financial statements and annual financial statements to be prepared in accordance with GAAP. At the request of any member, the annual financial statements will be audited by a nationally recognized accounting firm.

15. Distribution of Profits The Venture will make distributions of operating
    -----------------------
profits on a quarterly basis to each partner, in proportion to its percentage interests at the end of that quarter. The Venture will not withhold distributions except as necessary to provide for the reasonable conduct of the Venture's Business as detailed in the Business Plan (as modified by the Approved Budget for a given fiscal year).

16. Advertising It is the intention of the parties that the Venture secure
    -----------
cross-channel promotional advertising with the other channels carried by GLA. If GLA is unable or unwilling to facilitate such promotional advertising, the Venture will seek promotional advertising directly from the owners of such channels. Except as set forth above, the Venture shall determine whether and when to sell advertising time to third-parties. If the Venture decides to carry advertising, the Services will at all times abide by the following advertising standards:

     16.1 Categories that are not acceptable for advertising are firearms (or advertisements from any gun lobby organization) and other weapons; explosives or fireworks; massage parlors; telephone sex lines; sex clubs; sexually explicit audio visual products (e.g., X-rated or similar "hardcore" videos); sex toys; materials depicting graphic sexual conduct, violence, sadism, sadomasochism, bondage, incest, bestiality or child pornography; classified advertising; advertising for psychics or similar services; religious organizations and/or cults.

     16.2 The Venture will not accept advertisements for magazines which compete with any edition of the "Playboy" magazine or for any other publication or audio-visual products published, produced or distributed by any person who is engaged in the publication and distribution of any magazine which competes with any edition of the "Playboy" magazine.

     16.3 Once advertising commences on a Service (other than cross-channel promotional advertising), if the Venture decides to offer free or discounted advertising time to either Venturer (whether for products bearing trademarks owned or licensed by such Venturer or by affiliates of such Venturer), the Venture will offer such advertising time to each Venturer equally and such advertising time will not, in the aggregate, exceed 5% of the total advertising time on such Service.

17. Non-Competition and Exclusivity
    -------------------------------

     17.1 Neither of the parties nor their affiliates will hold an ownership position of any kind in any competing primarily adult-oriented television service (excluding a Cisneros Affiliates' interest in GLA) or (except as permitted herein) distribute adult oriented programming to Non-Standard Television in the Territory without the express written permission of the other. Further, neither of the parties nor their affiliates will distribute adult-oriented programming in any media that is "branded" programming of the publisher of a magazine or other publication that competes with any edition of the "Playboy" Magazine. The ownership or distribution of R-rated feature film product for major studios does not represent ownership or distribution of "adult-oriented" programming for the purposes of this provision. Notwithstanding the foregoing, a Cisneros Affiliate's distribution in Venezuela pay cable to the extent currently conducted (i.e., restricted to the current territory, number of hours type of programming, etc. ) will not constitute a breach of this Section 17.1.

     17.2 Subject to Section 5.2.3, the parties agree that GLA will be exclusive DTH platform for the PTVLA Service through and including June 15, 1999 (the "Exclusive Period"). GLA will be the exclusive DTH platform for the ATV for a period of 5 years commencing on the date that ATV is first distributed via GLA to subscribers.

     17.3 In negotiating a carriage agreement with GLA, the Venture will endeavor to obtain GLA's agreement that PTVLA and ATV will be the only primarily adult-oriented services carried by GLA during the Exclusive Period. The parties acknowledge, however, that Bloomfield cannot guarantee that the Venture will be the exclusive provider of adult-oriented programming to GLA.

18. Mutivision The parties agree that the Venture will negotiate with the
    ----------
Multivision, a cable and DTH operator in Mexico, regarding the granting of suitable performance-based incentives for the distribution of the Services in Mexico via systems owned or controlled by Multivision. Any such agreement will require the approval of both PEGI and Bloomfield.

19. Censorship
    ----------

     The Venture is willing to accept and pay for programs supplied by PEGI for the Services regardless of consorship regulations or the potential for same throughout the Territory or in any individual country or politial subdivision within the Territory. The Venture will be obliged either to edit the programming as supplied by PEGI (subject to PEGI's approval) or blackout the territory(ies) where the censorship problem occurs, with all costs of editing and/or blackout to be borne by the Venture; provided that the Venture will make good faith efforts to obtain waivers of such restrictions or will permit PEGI to make such efforts on behalf of the Venture.

20. Guaranty: Non-Disclosure
    ------------------------

     20.1 A Cisneros Affiliate reasonably acceptable to PEGI will provide a guaranty in favor of PEGI and PEI guarantying the Cisneros Affiliates' obligations hereunder and under the Superseding Agreements (including but not limited to any claims for which PEGI is entitled to satisfaction pursuant to the dispute resolution provision set forth in Section 21 below). Such guaranty will be irrevocable and will include financial assurances with respect to the Cisneros Affiliates (including, if necessary, the infusion of additional capital). The parties specifically agree that the bankruptcy, insolvency or other similar financial condition of the Cisneros Affiliates will not in any event form a defense to any claim by PEGI or PEI under the Guaranty.

     20.2 The parties acknowledge that it is Cisneros Groups's intention to hold its ownership interest in the Venture through an entity which will not be publicly known to be a Cisneros Affiliate. PEGI will not publicize to third-parties the participation of the Cisneros family in the Venture, without Bloomfield's express approval, unless and only to the extent that such disclosure is required by applicable law or to enforce the provisions of this Agreement. If such disclosure is so required, PEGI will, to the extent reasonably feasible, notify Bloomfield in advance of such disclosure and cooperate with Bloomfield in seeking a protective order or other appropriate protections. Prior to any investment in the Venture, Flextech will be required to acknowledge and agree to be similarly bound by the foregoing.

21. Dispute Resolution
    ------------------

     21.1 Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section 21, which shall be the sole and exclusive procedures for the resolution of any such disputes. The parties intend to include substantially similar provisions in the Superseding Documents so that the following provisions will continue to govern dispute resolution with respect to the Venture and the Venturers. The parties intend that these provisions shall be valid, binding, enforceable and irrevocable and shall survive any termination of this Agreement or the Superseding Agreements.

     21.2 The parties shall promptly notify each other in writing of any dispute arising out of or relating to this Agreement. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

        21.3 If any such dispute remains unresolved within 30 days of original notice thereof, the parties shall endeavor to resolve any dispute arising out of or relating to this agreement by mediation under the CPR Mediation Procedure for Business Disputes. Unless the parties agree otherwise, the mediator will be selected from the CPR Panel of Neutrals with notification to CPR.

        21.4 Any controversy or claim arising out of or relating to this contract or the breach, termination or validity thereof, which remains unresolved 45 days after appointment of a mediator, shall be settled by arbitration by a sole arbitrator in accordance with the CPR Non-Administered Arbitration Rules; provided, however, that if either party will not participate in a non-binding procedure described above, the other may initiate binding arbitration before expiration of the above period. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.(S)1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Los Angeles, California.

        21.5 Except as expressly provided below, the arbitrator is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. The arbitrator shall have the authority to include, as an item of damages, the costs of arbitration, including legal fees and expenses, incurred by the prevailing party and to apportion such costs among the parties on a claim by claim basis as such party prevails thereon. For purposes of the foregoing, the "prevailing party" shall mean the party whose final settlement offer (or other position or monetary claim) prior to the start of arbitration is closest to the judgement awarded by the arbitrator, regardless of whether such judgement is entered into in favor of or against such party.

        21.6 The statute of limitations of the State of California applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses shall be available based upon the passage of time during any negotiation or mediation called for by the preceding paragraphs of this Section 21.

        21.7 All negotiations pursuant to Sections 21.2 and 22.3 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

        21.8 Each party agrees that service by registered or certified mail, return receipt requested, delivered to such party at the address provided in
Section 22.8 (Notices) below, will be deemed in every respect effective service of process upon such person for all purposes of these provisions relating to mediation and arbitration. Each party irrevocably submits to the jurisdiction of the courts of the State of California and to any federal court located within such state for the purpose of any action or judgement with respect to this Agreement, regardless of where any alleged breach or other action, omission, fact or occurrence giving rise thereto occurred. Each party hereby irrevocably waives any claim that any action or proceeding brought in California has been brought in any inconvenient forum.

     21.9 The parties will negotiate in good faith and agree on such further or modified arbitration provisions as are reasonably necessary for awards and other judgements resulting from the provisions set forth above to be recognized and enforceable in the respective jurisdictions of organization of PEGI and the Cisneros Affiliates and, to the extent necessary, in other jurisdictions in the Territory.

22. Miscellaneous
    -------------

     22.1 Currency; Payments
          ------------------

          Except where otherwise expressly provided to the contrary in the Superseding Agreements:

          22.1.1 All amounts due from either party to the other or from the Venture to a Venturer pursuant to this Agreement shall be paid in U.S. Dollars. If any portion of such payment is calculated on the basis of revenues received in other currencies, such revenues shall be calculated using the exchange rate published in the Wall Street Journal or, with respect to Mexico, Brazil, Argentina and Venezuela, as quoted by the Central Bank of such country, as of the business day immediately preceding the date on which the payment initially is due. Such exchange rate shall also apply to any portion of a payment which is permitted to be deferred, regardless of whether such deferred payment is represented by a promissory note or other instrument.

          22.1.2 All payments owing pursuant to this Agreement will be made by wire transfer of immediately available funds, net of any withholding required by applicable law. Each party will from time to time designate one or more accounts into which such payments will be made and may designate one or more affiliates to receive such payments.

          22.1.3 Any payment hereunder not made when due will bear interest from the date due to and including the date of payment in full at a rate equal to the reference rate of the Bank of America for domestic customers as in effect on the date payment was due.

          22.1.4 The parties agree that if any payment owing by it or any of its affiliates is precluded or limited by a restriction imposed by jurisdiction of organization or operation of the payor or the jurisdiction where the payor's funds are deposited, then an affiliate of such payor not subject to such restriction shall make the required payment.

     22.2 Governing Law. This Agreement has been negotiated and entered into in
          -------------
the State of California and all questions with respect to the Agreement and the relationships of the parties hereunder will be governed by the internal laws of the State of California, regardless of the choice of law principles of California or any other jurisdiction.

     22.3 Authority. Each party represents that (i) it has full power and
          ---------
authority to enter into and perform this Agreement, (ii) this Agreement is the valid and binding obligation of such party, enforceable against it in accordance with its terms, and (iii) the performance by such party of its obligations under this Agreement does not violate any law, rule or regulation binding on such party or such party's charter documents.

     22.4 Assignment: No Third Party Beneficiary. No party shall assign its
          --------------------------------------
rights or delegate its obligations hereunder without written consent of the other party except to an affiliate of such party; provided that no such assignment shall relieve the assignor of its obligations. The provisions of this Agreement are for the benefit only of the parties, and no third party may seek to enforce or benefit from these provisions.

     22.5 Agreement Negotiated. The parties hereto are sophisticated and have
          --------------------
been represented by lawyers throughout the negotiation and execution of this Agreement who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe the presumption of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

     22.6 Waivers, Remedies, Cumulative, Amendments, etc.
          -----------------------------------------------

          22.6.1 No failure or delay by any of the parties hereto in exercising any right, power or privilege under this Agreement shall operated as a waiver thereof nor shall any single or partial exercise by any of the parties hereto of any right, power or privilege precluding any further exercise thereof or the exercise of any other right, power or privilege.

          22.6.2 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

          22.6.3 No provision of this Agreement may be amended, modified, waived, discharged or terminated, other than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the party not in breach.

     22.7 Notices. All notices, requests, demands and other communications
          -------
required to be given under this Agreement shall be in writing and shall conclusively deemed to have been duly given (a) when hand delivered to the other party, (b) the next business day if sent by a generally recognized overnight courier services that provides written acknowledgement by the addressee of receipt, or (c) when received, if sent by facsimile or other generally accepted means of electronic transmission.

              if to PEGI to:
              -------------

              Playboy Entertainment Group, Inc.
              Attention: President
              9242 Beverly Boulevard
              Beverly Hills, CA 90210
              United States of America
              Fax number: (310) 246-4065

              with a copy to:

              Playboy Enterprises, Inc.
              Attention: General Counsel
              680 North Lake Shore Drive
              Chicago, IL 60611
              United States of America
              Fax number: (312) 266-2042

              if to Bloomfield to:
              -------------------

              Bloomfield Mercantile Inc.
              c/o Glenn Dryfoos, Esq.
              Greenberg Glusker Fields Claman
                    & Machtinger LLP
              1900 Avenue of the Stars
              Suite 2200
              Los Angeles, CA 90067
              United States of America
              Fax Number: (310) 553-0687

or to such other address, or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute.

         22.8 Confidentiality.
              ---------------

              22.8.1 Each Venturer and its respective affiliates shall maintain the confidentiality of all information of a confidential or proprietary nature which it may have or acquire regarding the customers, business, finances, assets or affairs of the Venture or the other Venturer and its affiliates except for (a) any information which is generally available to the public or becomes generally available to the public other than through disclosure in violation of this provision or (b) which is required to be disclosed by applicable law or to enforce the provisions of this Agreement.

                22.8.2 In recognition of each party's understanding that the other may in the future invite third parties to participate as equity or non-equity investors or other providers of finance in or to such party or its respective affiliates, the parties agree that each may provide to such entities copies of the Operating Agreement, Program License Agreement, Trademark License Agreement and other agreements governing the Venture, the Business Plan, financial statements and other financial information provided by the Venture to its members, and such other information as would be reasonable in the circumstances for a potential investor to require. Notwithstanding the foregoing, no such information will be provided until a confidentiality agreement for the benefit of the Venture, the Venturers and their respective affiliates has been signed by such potential investor.

                22.8.3 In recognition of the fact that PEGI is a subsidiary of a publicly held company, the parties agree that PEGI may provide to institutional investors and analysts such information concerning the Venturer as in conventional to assist such investors in deciding whether to invest or such analysts to prepare their reports; provided, that no information may be disclosed without the prior consent of the Venture that would reasonably be expected to cause harm to the Venture, including with respect to its competitive position.

                22.8.4 Notwithstanding Section 22.8.2 and 22.8.3 to the contrary, neither the Venture nor the parties may disclose any proprietary information of GLA that would violate the terms of the GLA carriage agreement (which is expected to include customary confidentiality provisions) without obtaining GLA's approval thereof. Bloomfield and Management Co. agree to use their best efforts to obtain such approval upon request by PEGI.

        22.9 Public Announcements. Unless otherwise agreed by the parties or as
             --------------------
required by law or by the stock exchange on which PEI's stock is traded, no public announcement will be made by either party or any of their respective affiliates with respect to the subject matter of this Agreement.


AGREED AND ACCEPTED:
-------------------

PLAYBOY ENTERTAINMENT            BLOOMFIELD MERCANTILE INC.
GROUP, INC.

By:/s/ Anthony J. Lynn           By: /s/ Maria Batista de Upegui
   ----------------------           ----------------------------
   Name: Anthony J. Lynn            Name: Maria Batista de Upegui
   Title: President                 Title: President

                                  EXHIBIT "A"
                                 DEFINED TERMS

The following terms are defined in the indicated Sections of the text of the within Agreement:


         TERM                                             SECTION
         ----                                             -------
         Adjusted Gross Revenue                           11.1
         AdulTVision Homes                                4.2.3.2
         Agreement                                        1.1
         Annual Budget                                    3.2
         ATV                                              1.1
         ATV Guaranteed Program License Fee               10.1.2
         Bloomfield                                       1.1
         Business Plan                                    3.1
         Cisneros Affiliates                              1.1
         Exclusive Period                                 17.2
         Flextech                                         14.2.3
         GLA                                              5.2.3
         Home Video                                       8.1
         License Term                                     8.1
         Management Co.                                   2.5
         movie                                            9.3
         New Programming                                  9.2
         Non-Selling Party                                14.4.2
         Non-Standard Television                          7.1
         Offered Interest                                 14.4.2
         Operating Agreement                              2.1
         Optionee                                         9.5
         Option Program                                   9.4
         PEGI                                             1.1
         PEI                                              2.3
         Playboy Homes                                    4.2.3.2
         Playboy Programming                              12.3.1
         Program License Fees                             10.1
         PTVLA                                            1.1
         PTVLA Guaranteed Minimum Program License Fee     10.1.1
         Remedial Actions                                 5.2.3.1
         revenue                                          4.2.2
         Selling Party                                    14.4.2
         Services                                         1.1
         Spanish Cable Homes                              4.3.2.1

                                  EXHIBIT A-1

                                 DEFINED TERMS

     TERM                                                       SECTION
     ----                                                       -------
     Superseding Agreements                                     2
     Territory                                                  4.1
     Trademark License Agreement                                2.3
     Trademark Royalty                                          11.1
     U.S. Rights                                                4.2
     Venture                                                    1.1
     Venture Acquired Programming                               12.3.1
     Venture-produced Programming or Venture-produced Program   12.1
     Ventures                                                   2.1
     Veto Option                                                10.2.1.2
     Window                                                     8.1

     The following additional terms shall have the meanings set forth below:

     "affiliate" means any person controlled, controlling or under common control with the specified person.

     "control" (and controlled and controlling, respectively) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevent person (whether by the holding of shares, the possession of voting rights or otherwise).

     "person" means any individual, corporation, partnership, limited liability company, trust, association or other legal entity.

                                  EXHIBIT A-2

                                  EXHIBIT "B"

                STANDARD TERMS AND CONDITIONS OF PAY TELEVISION
                               LICENSE AGREEMENT

1.      LICENSE: Subject to the payment of the License Fee and the due
        -------
performance by Licensee of the obligations hereunder, Licensor grants and Licensee accepts a limited license of rights under copyright of each of the Programs during the periods set forth in Schedule "A" attached hereto by means of direct broadcast satellite pay television, satellite television and pay cable television. This license does not grant any right to Licensee to transmit or authorize others to transmit exhibitions of the Programs over so-called subscription and/or theatre television rights, i.e., the right to exhibit the Programs for reception by those paying a fee therefor or in places where an admission fee is charged. The license does not grant any right to the Licensee to transmit or to authorize others to transmit exhibitions of the Programs by means of free broadcast television.

2.      DELIVERY AND RETURN: Licensor shall deliver to Licensee one tape of
        -------------------
each Program on the dates specified in Schedule "A". Delivery to Licensee at the address set forth in Schedule "A" shall be deemed delivery hereunder. All costs of delivery and return of tapes and all risks of loss in transit or while in Licensee's possession or control shall be borne by Licensee. At all times after receipt of tapes, Licensee shall keep the tapes in Licensee's exclusive possession and control until retuned or erased as hereafter provided. Licensee will not make or authorize others to make copies of the Programs other than the minimum number of copies necessary to exhibit the Programs. Licensee shall furnish an affidavit with respect to any lost, stolen or destroyed tapes. All tapes and parts or replacements thereof shall remain the property of Licensor at all times. Licensee shall promptly examine each tape and shall give Licensor immediate written notice if said tape is not physically suitable for telecast other than the need to dub the tapes into the Spanish and/or Portuguese language(s). The tape or tapes shall be deemed acceptable unless Licensor is notified a minimum of ten (10) days prior to any scheduled broadcast that a tape is defective. At its option, Licensor may furnish another tape of said Program, or a suitable tape or another program in the series, or grant Licensee a proportionate credit in the license fees but Licensor shall have no other obligation or liability whatsoever. Original undubbed Licensor-supplied tapes and reels of each Program shall be either the subject of a certificate of erasure delivered to Licensor within sixty (60) days of receipt by Licenses or returned to Licensor at Licensee's expense (including customs fees) in the same condition as received, normal wear and tear excepted, either directly to Licensor or to such address as Licensor may designate. Licensee shall within sixty (60) days after the date of the last scheduled telecast of each Program, deliver to Licensor a certificate of erasure concerning all retained copies of Program tapes of all dubbed sound tracks, subtitled or subtitling material, and all optical and/or magnetic sound tracks and/or tapes of Programs containing optical and/or magnetic sound tracks, which were manufactured by or at the instance of Licensee, whether or not any of said sound tracks, materials or tapes were actually utilized by Licensee in connection with the exercise of rights granted to Licensee hereunder. It is expressly agreed that title in and to any such material provided to Licensee hereunder shall remain in Licensor, and that title in and to any such material created by, for or at the instance of Licensee and all rights including copyrights therein shall vest in Licensor upon the creation thereof, subject only to possession and control thereof by Licensee during the terms of this license solely for the purpose of exercise of the rights granted herein. Licensee will execute, acknowledge and deliver to Licensor any instruments of transfer, conveyance or assignment in or to any such material necessary or desirable to evidence or effectuate Licensor's ownership thereof and in the event that Licensee fails or refuses to execute, acknowledge or deliver any such instrument or documents then Licensor shall be deemed to be and Licensee hereby nominates, constitutes and appoints Licensor its true and lawful attorney-in-fact irrevocably to execute and deliver all such instruments in Licensee's name or otherwise, it being acknowledged that such power is a power coupled with an interest. Anything herein to the contrary notwithstanding, Licensee shall not have the right to use any dubbed sound tracks, sub-titled materials, optical sound tracks, or tapes made therefor except in the exercise of the rights granted to Licensee hereunder and in accordance with all limitations on said rights as are contained in this Agreement. It is distinctly understood and agreed that all payments, fees, royalties, residual payments and the like shall be the sole obligation of Licensee with respect to the production of and use of any and all dubbed magnetic sound tracks, sub-titled materials, and all optical sound tracks and tapes of Programs containing optical sound tracks made by, for or at the instance of the Licensee and Licensee hereby indemnifies Licensor with respect thereto.

3.      CREDITS AND ALTERATION OF TAPES: Licensee may make only such cuts or
        --------------------------------
deletions as are necessary to make the Programs conform to the orders of any duly authorized public censorship authority, its time segment requirements and its continuity acceptance standards and may add commercial matter provided it is made clear to the television viewers that such commercial matter is not part of the continuity of the Programs. Additionally, once the editing is completed, such edited version shall be supplied to Licensor for its prior-to-broadcast approval (such approval not to be unreasonably delayed or withheld). Licensee will not delete the copyright notice and/or credits incorporated in the Programs as delivered by Licensor. Licensee shall replace such cuts and alterations and delete such commercial matter so that the tapes are returned in the same condition as received, normal wear and tear excepted. Licensee will not and will not authorize others to copy, duplicate or sub-license any tape nor part with possession thereof.

4.      PAYMENT: Licensee shall pay Licensor the license fees stipulated in
        --------
Schedule "A" at the times and in the manner therein specified. Said license fees shall be due and payable whether or not any one or more of the Programs is actually telecast. Any payment not made within thirty (30) days of its due date shall bear legal interest not to exceed 12% per annum but in no event more than the maximum legal rate from the due date until paid. Acceptance of any payment after its due date shall constitute a waiver by Licensor of any of its rights except as to such payment. All payments shall be made only in United States dollars by wire transfer of immediately available federal funds to LaSalle National Bank, 120 South LaSalle Street, Chicago, IL 60603, ABA #071000505 (Playboy Entertainment Group, Inc.), A/C No. 22-9214-8.

5.      SUBSTITUTION OF PROGRAMS: CERTIFICATE OF PERFORMANCE:
        -----------------------------------------------------

        a. Licensor may, in its absolute discretion, withdraw any licensed Program if Licensor determines that the telecasting thereof would or might (i) infringe upon the rights of others; (ii) violate the law, court order, government regulation or other ruling of any governmental agency; (iii) interfere with the actual or contemplated use of the licensed Program or the material or rights contained therein for any purpose other than the telecasting of the Program in Licensee's basic area; or (iv) subject Licensor to any liability.

        b. If Licensor elects to withdraw any Program as set forth in the preceding sub-paragraph (a) of this Paragraph 6, before its initial telecast. Licensee shall have the right, in its sole discretion to require Licensor either to deliver another Program of comparable quality (which Program shall be deemed to replace the Program withdrawn). Should Licensor's decision to withdraw be made, any transportation and dubbing costs incurred and paid by Licensee in regard to the withdrawn Program shall be refunded by Licensor immediately upon Licensee's presentation of reasonable evidence of such expenditures.

     c. If a tape of any withdrawn Program has bee shipped to Licensee. Licensee will promptly return it to Licensor.

6.   WARRANTY AND INDEMNITY:  Licensor MAKES NO REPRESENTATIONS. WARRANTIES OR
     ----------------------
INDEMNITIES, EXPRESS OR IMPLIED EXCEPT AS SPECIFICALLY SET FORTH IN THIS
PARAGRAPH:

     a. Subject to Paragraph 18. hereof, Licensor agrees to indemnify and save Licensee harmless from the amounts of any damages (except loss of profits and consequential damages, if any) awarded in any final judgement entered against it together with reasonable costs and expenses of litigation and reasonable counsel fees of Licensee incurred in connection therewith by reason of any claim which may be made alleging that any of the Programs infringe upon the copyright, literary or dramatic right or right of privacy of any claimant or constitutes a libel or slander of such person, except with respect to any material added by Licensee and except with respect to music which is specifically covered by Paragraph 8 below.

     b. Licensee shall indemnify and hold Licensor, its officers and directors harmless from any and all claims, damages, liabilities, reasonable costs and expenses of litigation, including reasonable counsel fees, arising directly or indirectly from the breach of any provisions of this Agreement by Licensee from the broadcasting of any material other than material contained in the Programs as delivered by Licensor, in connection with, or relating directly or indirectly to, said Programs.

7.   ADDITIONAL WARRANTIES:   Licensor warrants and represents that to the best
     ---------------------
of its knowledge, information and belief, the performing right in all musical compositions contained in the Program are controlled by (a) a performing rights society having jurisdiction; or (b) Licensor, or (c) in the public domain. Licensor does not represent or warrant that Licensee may exercise the performing rights to said musical compositions without the payment of a performing rights royalty or license fee. If Licensee is required to pay a performing rights royalty or license fee, Licensee shall be solely responsible for the payment of such royalty of fee and shall hold Licensor free and harmless therefrom.

8.   FORCE MAJEURE: Neither party shall be liable to the other for any failure
     -------------
or delay in delivery of tapes, or the inability to telecast any of the Programs, due to labor disputes, act of God, failure of carriers, failure of delay of laboratories, or for any other cause beyond the control of the parties and such performances shall be excused to the extent that it is prevented by reason of any of the foregoing conditions. If at the end of the term the Licensor in good faith determines that any act of force majeure materially decreased the value of this license, Licensor in Licensor's sole discretion to be exercised in good faith may make an adjustment of said license payments. In no event shall any governmental action taken which deems the content of any Program to be unacceptable constitute an event of force majeure.

9.   DEFAULT AND TERMINATION: If Licensee defaults in the payment of any
     -----------------------
installment of the license fee, or if Licensee defaults in the performance of any of the other obligations hereunder and such default shall not be cured within ten (10) days after written notice thereof to Licensee, or if Licensee (which petition, if filed against Licensee, shall not have been dismissed within thirty (30) days thereafter), or if Licensee executed an assignment for the benefit of creditors, or if a receiver is appointed for the assets of Licensee, or if Licensee takes advantage of any applicable insolvency or any other like statute, or if Licensor notifies Licensee that it in good faith has reasonable doubts that Licensee can or will continue to perform hereunder, and Licensee fails to give adequate financial security and assurances within fifteen (15) days off mailing of said notice (any of the above acts is hereinafter called "event of default"), then Licensor may, in addition to any and all other rights which it may have against Licensee, terminate this Agreement and any other agreements between the parties then in existence by giving written notice to Licensee at any time after the occurence of such event of default. Whether or not Licensor exercises such right of termination, Licensor shall upon the occurrence of such event of default have no further obligation to deliver tapes of Programs hereunder and shall be entitled to immediate return of all tapes theretofore delivered to and in possession of Licensee. Upon termination, Licensor may recover from Licensee the entire unpaid license fee, plus interest at 12% per annum on that portion of the license fee which was delinquent prior to the termination, and any consequential damages. Licensee acknowledges that the terms hereof and the industry custom of licensing Programs substantially in advance of the scheduled telecast dates, have the effect of rendering the Programs hereunder unremarkable in the area covered by the Licensee during any period which includes the period of this license or any part thereof. Licensee also acknowledges that, by reason of the foregoing, no method exists for accurate measurement of damages for any breach of Licensee's agreement to pay Licensor as provided in this Agreement. It is therefore agreed that, in addition to all other remedies available at law, in equity, or under other provisions of this Agreement, Licensor shall be entitled (upon breach by Licensee of such agreement to pay Licensor) to recover from licensee, as liquidated damages, the total unpaid license fees for all telecasts authorized hereunder, whether or not such telecasts actually occur, and in addition, reasonable attorney's fees or collection agency fees if an attorney is retained by Licensor at any time to enforce the provisions hereof, plus such other amounts as may be due hereunder. The remedies provided herein are not exclusive but are cumulative and in addition to all other remedies existing at law, in equity, or in courts of bankruptcy. In the event that neither party commences litigation to enforce, interpret or declare any of the terms, covenants, conditions or obligations of this Agreement, prevailing party shall be entitled to recover all costs, fees and expenses of or in preparation for, litigation, appeal, review, or post-judgement or order, collection or enforcement efforts. All parties to this Agreement agree that the court shall retain and reserve jurisdiction in any judgement over the parties and the subject matter for purposes of enforcing this paragraph.

10.  COMPLETION OF TELECAST PRIOR TO EXPIRATION OF TERM: Anything herein
     --------------------------------------------------
contained to the contrary notwithstanding, if Licensee telecasts such Program the number of times permitted hereunder prior to the expiration of the terms set forth in Schedule "A", this license shall for all purposes be deemed terminated as of the date upon which the last permitted telecast occurs and any then remaining unpaid portion of the license fee will forthwith become due and payable. Failure by the Licensee to complete the remaining number of telecasts permitted hereunder on or before the expiration of the term of the license granted herein shall not serve to extend the term of this Agreement of the grant of any other right hereunder.

11.  ASSIGNMENT: Except in the case of retransmission of the Programs within the
     -----------
Territory and the scope of this Agreement, this Agreement and the rights and licenses granted hereunder to the Licensee are personal to Licensee and Licensee shall not sell, assign, mortgage, pledge or hypothecate any such rights of licenses in whole or in part without obtaining the prior written consent of the Licensor, nor shall any of said rights or licenses be assigned or transferred by the Licensee to any third party by operation of law or otherwise. Any assignment in violation of the foregoing sentence shall be null and void and without effect. In the event Licensor consents to any such assignment by Licensee.

Licensee shall nevertheless continue to remain fully and primarily responsible and liable to the Licensor for due, full, complete and faithful performance of all terms and conditions of this Agreement to be performed on the part of the Licensee. Licensor may assign, transfer, pledge or hypothecate all or any part of the license fees to be received by Licensor hereunder. Licensee agrees that in the event of receipt of written notice of assignment by Licensor, monies due to the Licensor shall be paid to any third party assignee in accordance with such instruction without offset, deduction, counter-claim, or other credits which the Licensee may have or claim to have against the Licensor. Licensor may assign the agreement to any corporation controlling, controlled by or under common control with Licensor or to any person, firm or corporation which may hereafter become the Licensor of the Programs.

12. RESERVATION OF RIGHTS: All licenses, rights and interest in, to and with
    ---------------------
respect to the Programs and the Playboy Marks not specifically granted to Licensee, including but not limited to all theatrical and non-theatrical rights and all direct mail and other home video rights shall be and are specifically and entirely reserved to Licensor and may be fully exploited and utilized by Licensor, without regard to the extent to which any such rights may be competitive with Licensee or the license granted hereunder.

13. TAXES: Licensee shall pay, without limitation, any tax, levy or charge howsoever denominated, imposed or levied (excluding only any applicable net income or franchise taxes ("Licensor Taxes") imposed or levied against Licensor) by any statute, law, rule or regulation now in effect or hereafter enacted including, without limitation, sales, use, property and excise or other similar taxes, licenses, import permits, state, county, city or other taxes howsoever denominated relating to or imposed on license fees, rentals, negatives, tapes or other material, or the right or privilege to use the same in connection with any Program licensed hereunder whether or not billed or demanded by Licensor, it being the intent hereof that the license fee specified as the consideration of the license granted herein shall be net amount, free and clear of any tax, levy or charge of whatsoever kind or nature howsoever denominated except Licensor Taxes. In regard to Licensor Taxes, if Licensee pays any such tax for Licensor to local tax authorities, it may do so only if it simultaneously delivers written evidence of such payment (in the form of tax payment certificate or other similar document) to allow Licensor to deduct such tax payment in America. To the extent that any such other taxes, levies or charges or penalties and interest thereon are paid by Licensor, the Licensee shall reimburse Licensor on demand, and on the failure of Licensee to reimburse the Licensor, the Licensee will have available to it all of the remedies provided for herein with respect to unpaid license fees as well as such other remedies as may be provided by law. If Licensee denies liability for any tax, levy or charge which Licensor must pay or collect, Licensee shall indemnify Licensor for any liability, penalty or interest which may result and Licensor shall have the immediately aforementioned remedies against Licensee for the collection of same. Licensor shall have no obligation to contest or dispute any tax assessed or levied. Licensee shall have the right to do so at its sole cost and expense.

14. INDEMNITY: Licensee will indemnify Licensor, its officers, directors and
    ---------
employees from all claims, liabilities and judgments together with reasonable costs and expenses of litigation and reasonable counsel fees arising from the breach or alleged breach of any provision of this Agreement by Licensee. Licensee shall specifically so indemnify Licensor and such other parties from such claims, liabilities, judgments, costs, expenses and fees made or assessed against Licensor arising from the telecasting of any material in connection with or relating to the Program other than material contained in any Program as delivered by Licensor, or from the temporary or permanent loss of any such material.

15. RECEPTION FROM OUTSIDE BROADCAST: Licensee acknowledges that broadcasts of
    --------------------------------
the

Programs in the Language permitted hereunder originating outside the Territory and broadcasts in other languages originating within and without the Territory served by Licensee may be received by television sets located within such exclusive Territory and Licensee agrees that such reception shall not constitute a breach of this Agreement by Licensor.

16.  ADVERTISING CREDITS:  Licensee will comply with all instructions furnished
     --------------------
to it by Licensor or with respect to advertising credits and Licensee agrees to and will indemnify and hold Licensor harmless from any loss, damage, cost or expense (including reasonable attorney's fees) incurred or suffered by Licensor by reason of the failure by the Licensee to adhere to and observe any such credit instructions.

17.  CONTINGENT ROYALTIES:  In the event that any monies are paid to or become
     ---------------------
due to or can be claimed by Licensee in connection with any use of the subject copyright or related materials other than as licensed hereunder, such monies shall be received and held by Licensee in trust for Licensor.

18.  REQUIREMENTS FOR LICENSOR CONTENT INDEMNITY:  Notwithstanding any other
     --------------------------------------------
terms herein to the contrary, Licensor's indemnification will be valid in the event of a claim involving an allegation of violation of the laws insofar as the content of the Programs is concerned, only in the event each of the following conditions is met:

     a. Immediate telephone contact be made with both the General Counsel's office of Licensor in Chicago at 312-751-3000 and Licensor's Senior Vice President, International Sales, in Beverly Hills at 310-246-4000 or other numbers hereafter specified by Licensor. Such telephone notification should be immediately followed with a letter containing copies of all papers that have been served and giving complete information then available regarding the incident.

     b. Licensor shall have the right to approve Licensee's choice of counsel and to determine in advance the terms of retention.

     c. Licensor will assist in defended actions only and will not be responsible in cases where there is any admissions of guilt by anyone charged with violation of the law as to the content of any Program. Settlement or dismissal of any case will not be allowed, except with Licensor's prior written consent.

     d. Actual or prospective parties involved in such prosecution shall make no voluntary disclosure regarding support or lack thereof by Licensor under this policy.

19.  WAIVER:  A waiver by either party of any breach or default by the other
     ------
party will not be construed as a continuing waiver of the same or any other breach or default under this Agreement.

20.  CONSTRUCTION, JURISDICTION, DISPUTE RESOLUTION:  This Agreement shall be
     -----------------------------------------------
deemed to have been made in California and shall be construed in all respects in accordance with the laws of California applicable to agreements to be performed wholly within California. Any dispute based on, arising out of or relating, directly or indirectly, to this Agreement or its subject matter shall be resolved by an action or proceeding filed and prosecuted in the County of Los Angeles, State of California. Licensee hereby consents to the exclusive jurisdiction of the courts of the State of California the United States District Court for the Central District of California, and the Los Angeles office of the Judicial Arbitration and Mediation Service for the resolution of such dispute. The parties acknowledge and agree that the County of Los Angeles, State of California, is the appropriate locale for the resolution of any such dispute and that such locale will not subject any party to unreasonable inconvenience or hardship. The party filing or instituting the action or proceeding may select the forum and that selection shall be binding upon the other party. Service of any process permitted or required in any such action or proceeding may be made by personal delivery; telex, telegraph, or facsimile transmission; or mail at the address for the party specified in Schedule "A." Service shall be deemed complete upon actual delivery in the case of personal delivery, transmission in the case of telex, telegraph, or facsimile, or on deposit in the mail enclosed in a properly addressed envelope with postage prepaid for the most expeditious form of mail delivery available.

21. NOTICES: All notices required to be given hereunder to the Licensor shall,
    --------
in the absence of specific written advice to the contrary, be telexed, telecopied, or facsimilied to Licensor at its home office, the address of which is set forth in Schedule "A", or as such other address as Licensor may hereafter specify; and all notices required to be given to Licensee hereunder shall, in the absence of specific written advice to the contrary, be sent by telex, telecopier, or facsimile to the Licensee at the address set forth in Schedule "A".

22. COUNTERPART EXECUTION: This Agreement may be executed in counterparts but
    ----------------------
shall not be deemed to be effective until and unless executed by the Licensor at its home office and the date of execution by the Licensor shall be deemed to be the effective date of the agreement. When so executed by each party, the counterparts together shall be deemed an original and shall constitute one and the same instrument.

23. TIME OF ESSENCE: Time shall be of the essence with respect to each and every
    ----------------
obligation of Licensee and Licensor hereunder.

24. ENTIRE AGREEMENT: This Agreement, including Schedule "A", constitutes the
    -----------------
complete and entire agreement between the parties and all prior understandings are merged herein. This Agreement cannot be changed or terminated orally and no amendments, modifications or assignments hereof shall be binding upon Licensor until accepted in writing by a duly authorized agent or officer of Licensor in California. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement of any paragraph hereof.

25. INVALIDITY: If any provision or any application of any provision hereof is
    -----------
adjudged illegal, unenforceable or invalid and such adjudication has become final and non-appealable, such provision or application shall be deemed deleted without affecting the remainder of this Agreement unless such deletion shall have a material adverse effect upon the rights or obligations of either party hereto and notice of such effect is given as provided in the following sentence. Either party may notify the other within forty-five (45) days after such adjudication has become final and non-appealable that in its opinion such deletion would have a material adverse effect upon the notifying party and that this Agreement is terminated by reason thereof; but the existence of such effect and the termination of this License shall be subject to contest by the partyreceiving such notice if it notifies the other party, within forty-five
(45) days after service of the notice of termination upon it of its desire so to contest the matter and thereafter proceeds promptly with a proceeding so to contest the matter. During such time as the matter is being contested, this Agreement shall remain in full force and effect.


                               -END OF DOCUMENT-

                                  EXHIBIT "C"

                            TRADEMARK USAGE SUMMARY

Licensee may publicize and advertise telecasts of the Programs or any person appearing therein (unless specifically notified to the contrary) in the market served by Licensee for publicity and exploitation only of the Programs, but in no event shall the names of such persons or of Licensor be used in such manner so that such use may be construed as an endorsement, express or implied, of any party, sponsor, product or service. All such advertising may be only in the Spanish or Portugese (or, at Playboy's discretion, English) language and shall be subject to Licensor's prior written approval at least thirty (30) days prior to its intended distribution.

In regard to those Programs utilizing the Playboy Marks (as defined below) in the title, Licensor hereby acknowledges that the trade names "Playboy" and "Playmate" and the registered trademark and service mark "Playboy", the Playboy "Rabbit Head Design" and trade names "The Playboy Channel", "Playboy At Night" and "Playboy Television" (collectively, the "Playboy Marks") are the sole and exclusive property of Licensor and that all uses of the Playboy Marks shall inure solely to the benefit of Licensor, Licensee shall have the right to develop and distribute advertising, publicity and promotional materials relating to the Programs incorporating the Playboy Marks in connection with Licensee's rights hereunder, provided, however, that any such materials (other than material obtained directly from Producer) shall:

        (a) clearly identify the Playboy Marks with a legible credit line with the wording "Playboy' (or the 'Rabbit Head Design' or 'The Playboy Channel' or 'Playboy At Night' or 'Playboy Television' or 'Playmate', as the case may be) is the mark of and used with the permission of Playboy Enterprises, Inc." or such other words as Licensor may designate;

        (b) submit any such materials (except for Licensee's usual and ordinary program information sheets distributed to the presss and other similar organizations) in representative form to Licensor for Licensor's prior written approval at least thirty (30) days prior to their intended distribution. Licensor may disapprove any use if such use (i) jeopardizes the validity of any of the Playboy Marks, (ii) does not conform to previously approved uses of the Playboy Marks, or (iii) does not conform to Licensor's standards, which may vary from time to time. Licensee will not disseminate any material or packaging that has not been approved by Licensor, and

        (c) be issued only in Spanish, Portuguese or, at Playboy's discretion, English.

It is expressly understood that Licensor shall retain all good will associated with the Playboy Marks, and no good will from same will inure to Licensee or to any portion of the Programs or any other owner of any rights therein or thereto. Other than as expressly set forth in this Paragraph 9, Licensee shall make no use of the Playboy Marks or any confusingly similar designation without the prior express written consent of Licensor in each instance. Licensee shall also make no use whatsoever of any other trademark, trade name or service mark that is the property of Licensor or any of its programs, suppliers or producers without the prior express written consent of Licensor in each instance.
Licensee similarly agrees that it will not authorize or purport to authorize any third party to make any such use, and it will expressly provide in any applicable third party agreements that such third parties will only be entitled to use such names and markes on material supplied to them by Licensee in accordance with Licensee's rights hereunder.

It is expressly understood that those Programs which may not be otherwise associated with the Playboy Marks will not be promoted, telecast, exhibited, advertised or otherwise exploited in any manner using the name "Playboy" or the Playboy Marks without the express prior aproval of Licensor.

                                  Exhibit "D"
                                  -----------

                                      ***


*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

                                  EXHIBIT "E"

                           NET REVENUE PER HOUSEHOLD
                           -------------------------

1.  In this Schedule a "Household" means:

    a. for any year (or portion thereof) during which the Service is being transmitted by means of a satellite (such as, for example, the Galaxy III-R), any home in the Territory which on January 1 or December 31 (as the case may be) in that year is equipped with a satellite dish and any other receiving, decoding equipment or decompression equipment which is necessary in order to receive and view a television channel transmitted by such Satellite; and/or

    b. any home in the Territory which by January 1 or December 31 (as the case may be) in that year has been connected to a cable television system in the Territory by means of which the Service, as of January 1 or December 31 in that year (as the case may be), is being re-transmitted by any means for reception by subscribers to that cable television system.

2. The "net revenue per household" for any year shall be calculated by dividing the net revenue of the Venture by the average number of Households for that Year. The average

                                       1
     number of Households shall be calculated by aggregating the total numbers of Households on January 1 and on December 31 in that year and by dividing the resulting figure by two.

3. The number of Households which on January 1 and December 31 in each year fall within paragraph 1 (a) of this Schedule shall be determined by reference to the relevent figures published or provided by any direct-to-home provider carrying the Service (for example, Galaxy Latin America), as of January 1 or December 31 in that year (as the case may be) or as of the date which is closest to January 1 or December 31 in that year and for which such a figure is available by March 31 in the immediately following year.

4. The number of Households which on January 1 and December 31 in each year fall within paragraph 1(b) of this Schedule shall be determined by reference to the relevant figures published or provided by a source to be mutually-acceptable to the Venturers, as of January 1 or December 31 in that year (as the case may be) or as of the date which is closest to January 1 or December 31 in that year and for which such figure is or are available by March 31 in the immediate following year.

                                  EXHIBIT "F"

                              PLAYBOY TELEVISION
                        INTERNATIONAL PROGRAMMING MODEL

                                 Product Model
                                 -------------

I.  Premiere Programming
    --------------------

    Categories                    # Titles per Month/Annual   Hours per Month/Annual
    ----------                    -------------------------   ----------------------
 .   Playboy Specials                    2.0/24                          2.0/24

 .   Couples (every other month)          .5/6                            .5/6

 .   Playboy Series                      2.5/30                          2.5/30

 .   PBTV Specials & Mini-Series         2.0/24                          2.0/24

 .   Acquired Specials                   1.0/12                          1.0/12

 .   "Made by" Playboy Movies            1.0/12                          1.5/18

 .   Acquired Movies                     3.5/42                          5.25/63
                                     -----------                     ------------
                SUB TOTAL              12.5/150                        14.75/177
          ------------------------------------------------------------------------------

II. Additional Programming
--- ----------------------
 .   Encore Product
       - Movies                         2.0/24                          3.5/42
       - Specials/Series                3.0/36                          3.0/36
                                     -----------                     ------------
                SUB TOTAL              17.5/210                        21.25/255
 .   Locally produced product
    (after one or two years
    of operation)
        - Specials                       .5/6                            .5/6
        - LIVE                          1.0/12                          1.0/12
                                     -----------                     ------------
                GRAND TOTAL            19.0/228                        22.75/273

November 13, 1995

                       TWENTY-FOUR HOUR OPERATIONAL PLAN
                                 8X3 ROTATION


One 8-hour block would include two (2) movies and four (4) special or series programs...


                        ==============================
                          8:00 p.m.          Special
                        ------------------------------
                          9:00 p.m.          Special
                        ------------------------------
                         10:00 p.m.          Movie
                        ------------------------------
                         12:00 a.m.          Special
                        ------------------------------
                          1:00 a.m.          Special
                        ------------------------------
                          2:00 a.m.          Movie
                        ==============================

Four "special/series" slots x 30 days = 120 slots divided by 11
"specials/series" each month results in 11.0 exhibitions per "special/series" per month.

Two "movie" slots x 30 days = 60 slots divided by 6.5 "movies" each month results in 9 exhibitions per "movie" per month.

Therefore, if Playboy TV is to run 24-hours a day in the 8 x 3 block configuration each; 1) "special/series" would receive 11 exhibition days per month with a total of 33 exhibitions, 2) "movie" would receive 9 exhibition days per month with a total of 27 exhibitions.

Notes:

     1) A premiering special, series or movie would initially be exhibited over a two month period.

     2) Excluding issues related to the "start-up" of the schedule, each special, series or movie would be "rested" for a period of 6 to 10 months, after its two month premiere period, before it is "Encored".

     3)  Only selected, specials, series or movies would be "Encored".

November 13, 1995

                               CATEGORY EXAMPLES
                               -----------------

 .  Playboy Specials
   - Playmate of the Year
   - Annual Calendar Review
   - Celebrity Centerfold
   - Maui Playmate Challenge
   - Girls of Radio

 .  Couples
   - Love, Sex and Intimacy
   - Massage Series
   - Secrets of Making Love
   - 101 Ways to Excite Your Lover

 .  Playboy Series
   - Eden
   - Erotic Fantasies
   - Sexy Lingerie
   - Love & Sex Test
   - Late Night

 .  Playboy TV Specials and Mini-Series
   - Really Naked Truth (4 x 60)
   - Women of Color (4 x 60)
   - Adult Stars Close-Up
   - 360
   - StripSearch

 .  Acquired Specials
   - LaToya Jackson Exotic Club Tour

 .  Made by Playboy Movies (Playboy's Eros Collection & After Dark)
   - The Affair
   - Lover's Leap
   - Watch Me
   - Scoring
   - Killing for Love

 .  Acquired Movies
   - Varies by Territory

                                      -3-

                                 January 1996

                     Overview - Premiere Product Schedule

=====================================================================================
Monday    Tuesday  Wednesday   Thursday   Friday           Saturday      Sunday
-------------------------------------------------------------------------------------
1         2        3           4          5                6             7
                                          Playboy Special  Playboy       Playboy
                                          #1               Movie         Series #1
-------------------------------------------------------------------------------------
8         9        10          11         12               13            14
                                          PBTV Special     Movie         Playboy
                                          #1                             Series #2
-------------------------------------------------------------------------------------
15        16       17          18         19               20            21
                                          Playboy Special  Movie         Playboy
                                          #2                             Series #3 or
                                                                          Couples
-------------------------------------------------------------------------------------
22        23       24          25         26               27            28
                                          PBTV Special     Movie         Acquired
                                          #2                             Special
-------------------------------------------------------------------------------------
29        30       31         [Calendar of December 1995] [Calendar of February 1996]

=====================================================================================

                 Printed by Calendar Creator Plus on 11/13/95

[PLAYBOY LOGO]                  WEEKLY SCHEDULE
                                PRIMETIME GRID

                               =================
                               PREMIERE PROGRAMS
                               =================

===================================================================================================
              Monday    Tuesday  Wednesday   Thursday   Friday           Saturday      Sunday
---------------------------------------------------------------------------------------------------
WEEK #1  8    Special   Movie    Special     Movie      PLAYMATE #1      PB MOVIE      PB SERIES
         9    Special            Special                Special                        Special
        10    Movie     Movie    Movie       Movie      Movie            Movie         Movie
---------------------------------------------------------------------------------------------------
WEEK #2  8    Special   Movie    Special     Movie      PBTV SPECIAL     MOVIE         PB SERIES #2
         9    Special            Special                Special                        Special
        10    Movie     Movie    Movie       Movie      Movie            Movie         Movie
---------------------------------------------------------------------------------------------------
WEEK #3  8    Special   Movie    Special     Movie      PLAYMATE #2      MOVIE         PB SERIES #3
                                                                                       OR COUPLES
         9    Special            Special                Special                        Special
        10    Movie     Movie    Movie       Movie      Movie            Movie         Movie
---------------------------------------------------------------------------------------------------
WEEK #4  8    Special   Movie    Special     Movie      PBTV SPECIAL 2   MOVIE         ACQUIRED
                                                                                       SPECIAL
         9    Special            Special                Special                        Special
        10    Movie     Movie    Movie       Movie      Movie            Movie         Movie
===================================================================================================

November 13, 1995

[PLAYBOY LOGO]                  WEEKLY SCHEDULE
                                PRIMETIME GRID

                                 =============
                                 MOVIE PATTERN
                                 =============

===================================================================================================
              Monday    Tuesday  Wednesday   Thursday   Friday           Saturday      Sunday
---------------------------------------------------------------------------------------------------
WEEK #1  8    Special   Movie    Special     Movie      PLAYMATE #1      PB MOVIE      PB SERIES
         9    Special            Special                Special                        Special
        10    Movie     Movie    Movie       Movie      Movie            Movie         Movie
---------------------------------------------------------------------------------------------------
WEEK #2  8    Special   Movie    Special     Movie      PBTV SPECIAL     MOVIE         PB SERIES #2
         9    Special            Special                Special                        Special
        10    Movie     Movie    Movie       Movie      Movie            Movie         Movie
---------------------------------------------------------------------------------------------------
WEEK #3  8    Special   Movie    Special     Movie      PLAYMATE #2      MOVIE         PB SERIES #3
                                                                                       OR COUPLES
         9    Special            Special                Special                        Special
        10    Movie     Movie    Movie       Movie      Movie            Movie         Movie
---------------------------------------------------------------------------------------------------
WEEK #4  8    Special   Movie    Special     Movie      PBTV SPECIAL 2   MOVIE         ACQUIRED
                                                                                       SPECIAL
         9    Special            Special                Special                        Special
        10    Movie     Movie    Movie       Movie      Movie            Movie         Movie
===================================================================================================

November 13, 1995

                                  EXHIBIT "G"

                           PLAYBOY TV LATIN AMERICA

               Types of Products Subject to Home Video Holdback

1. Films with Production Costs under $1 Million
   --------------------------------------------

   A. Films with pay television holdbacks in Latin America through 1995:

      Erotic Showcase I (produced in 1994)
      Erotic Showcase II (1994)
      Love and Desire (1994)
      Tales of Erotica (1988)
      Young Lady Chatterly II (1987)
      A Matter of Cunning (1983)
      Candy the Stripper (1983)
      Birds in Paradise I (1984)
      Birds in Paradise II (1984)
      Carnival in Rio (1983)
      Man & Women (1995)
      Total Films: 11

   B. Films to date with pay television holdbacks in Latin America through 1996:

      Erotic Showcase III (1994)
      Lusty Liasions I (1988)
      Lusty Liasions II (1988)
      Passionate Interludes I (1988)
      Passionate Interludes II (1988)
      Dr. Yes: The Hyannis Affair (1983)
      On the Edge (1994)
      Lover's Leap (1994)
      Scoring (1995)
      Playtime (1994)
      I Like to Play Games (1994)
      Killing for Love (1995)
      Romancing Sara (1995)
      The Affair (1995)
      Watch Me (1995)
      Total Films: 15

C.  Films to date with pay television holdbacks in Latin America through 1997:

    Gentlemen's Bet (1995)
    Who Killed Buddy Blue? (1995)
    Walnut Creek (1995)
    Fanny Hill (1995)
    Lap Dancing (1995)
    Over the Wire (1995)
    Other Men's Wives (1995)
    Love in the Night (1995)
    Ultimate Taboo (1994)
    Maui Heat (1996)
    Night Shade (1996)
    Total Films to Date: 11

D.  Films to date with pay television holdbacks in Latin America through 1998:

    Hard Time (1996)
    Access Denied (1996)
    Jane Street (1996)
    Phantom Seductress (1996)
    Club V.R. (1996)
    Charade (1996)
    Total Films to Date: 6

Summary: As additional films are produced each year and sold into home video in Latin America, the number of films subject to pay television holdback in 1996 and beyond will, naturally, increase above these figures (which represent a "to date" snapshot).

PEG will agree to limit to number of such films subject to holdback to 20 per year.

2. One-Hour Programs ("Core Product")
   ----------------------------------

   A. Core programs with pay television holdbacks in Latin America through 1995:

      Secrets of Making Love to the Same Person Forever (produced in 1990) Secrets of EuroMassage (1991)
      Sensual Pleasures of Oriental Massage (1992)
      Ultimate Sensual Massage (1991)
      Sexy Lingerie II (1990)
      Sexy Lingerie III (1991)
      Sexy Lingerie IV (1992)
      Sexy Lingerie V (1993)
      Wet & Wild II (1990)
      Wet & Wild III (1991)
      Wet & Wild IV (1992)
      Playmate Video Calendar 1994 (1993)
      Playmate of the Year 1994: Jenny McCarthy (1994)
      Total Programs: 13

   B. Core programs to date with pay television holdbacks in Latin America through 1996:

      Erotic Fantasies II (1992)
      Erotic Fantasies III (1993)
      Secret Confessions (1993)
      Secret Confessions II (1994)
      College Girls (1993)
      Erotic Weekend Getaways (1992)
      How to Reawaken Your Sexual Powers (1992)
      Secrets of Making Love to the Same Person Forever, Volume II (1993) Wet & Wild V (1993)
      Playmate Video Calendar 1995 (1994)
      Playmate Video Calendar 1996 (1995)
      Playmate of the Year 1995: Julie Cialini (1995)
      Playmate of the Year 1996: Playmate to be Determined (1996)
      Total Programs: 13

C. Core programs to date with pay television holdbacks in Latin America through 1997:

     Erotic Fantasies IV (1995)
     Private Diaries (1994)
     International Playmates (1993)
     Secret Confessions III (1994)
     Real Couples (1995)
     Fabulous Forties (1994)
     Girls of Hawaiian Tropics (1995)
     Girls of Radio (1995)
     Women of Color : Summer Nights (1994)
     Sensual Fantasy for Lovers (1994)
     Love, Sex and Intimacy for New Relationships (1993)
     Night Dreams (1994)
     Sexy Lingerie: Dreams and Desire (1995)
     Wet & Wild VI: The Locker Room (1994)
     Wet & Wild VII: Hot Holidays (1995)
     The Best of Pamela Anderson (1995)
     Total Programs to Date: 16


D. Core programs to date with pay television holdbacks in Latin America through 1996:

     Hot Latin Ladies (1996)
     Girls of the Internet (1996)
     Sisters (1995)
     Strip (1995)
     Women of Color: Star Island (1995)
     Women of Color: Colors (1995)
     Arousal, Foreplay and Orgasm (1994)
     Tantric Lovemaking (1994)
     Ten Secrets for Greatest Sensual Pleasure (1995)
     The Best of Anna Nicole Smith (1995)
     Total Programs to Date: 10


Summary: As additional core programs are produced each year and sold into home video in Latin America, the number of core programs subject to pay television holdback in 1996 and beyond will, naturally, increase above these figures (which represent a "to date" snapshot).

PEG will agree to limit to number of such core programs subject to holdback to 15 per year.

                                  EXHIBIT "H"


                           PLAYBOY TV LATIN AMERICA
                  Feature Film Distribution Contracts to Date



1.  Films 1-4 (Production Costs in Excess of $1 Million)
    ----------------------------------------------------

      A.  Argentina/Bolivia/Chile/Paraguay/Uruguay
          Temptress (produced in 1995)                          all rights
          Cover Me (1995)                                       all rights
          Playback (1995)                                       all rights
          Glass Cage (1996)                                     all rights

      B.  Brazil

          Temptress (produced in 1995)                          all rights
          Cover Me (1995)                                       all rights
          Playback (1995)                                       all rights
          Glass Cage (1996)                                     all rights

Summary: As of this date, we are still in negotiation with potential customers in several key territories in Latin America. This information is therefore likely to change in the near future.

                                      H-1